                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                    EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12


                               EVRO CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/X/ Fee paid previously with preliminary materials. [The Registrant previously paid the fee when it filed preliminary copies of its Information Statement on Schedule 14C with the Commission, on or about June 6, 1995].

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid:

        2)     Form, Schedule or Registration Statement No.:

        3)     Filing Party:

        4)     Date Filed:

                              EVRO CORPORATION
                             523 Douglas Avenue
                      Altamonte Springs, Florida 32714

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

         Notice is hereby given that a special meeting of the Shareholders (the "Shareholders' Meeting") of EVRO Corporation (the "Company") will be held at the Radisson Maingate Inn located at 7501 W. Irlo Bronson Memorial Highway, Kissimmee, Florida 34747, March 20, 1996 at 10:00 a.m., for the following purposes:

         1. To approve an increase in the Company's shares of authorized common stock from 2,500,000 to 100,000,000 shares, each of which shall have a par value of $0.001;

         2. To approve an increase in the Company's shares of authorized preferred stock from 1,250,000 to 25,000,000 shares, each of which shall have a par value of $0.001;


         3. To authorize the Company to change its name to Channel America Broadcasting, Inc.;


         4.      To elect a board of directors for the ensuing year;

         5. To authorize the Company to offer to purchase the fractional shares resulting from the one for twenty reverse stock split of the Company's capital stock effective January 26, 1995, at the market price on the date of the Shareholders' Meeting; and

         6. To consider and act upon such other business as may be properly presented to the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business February 23, 1996, as the record date for determination of the shareholders of common and preferred stock entitled to notice of and to vote at the meeting or any adjournment thereof.


         A form of Proxy and Proxy Statement accompany this Notice of Special Meeting. A copy of the Company's Annual Report on Form 10K-SB/A-2 for the Year Ended December 31, 1994; the Company's Quarterly Report on Form 10Q-SB/A-2 for the Nine Months Ended September 30, 1995; and the Company's Current Report on Form 8-K for Events Occurring September 18, 1995 reflecting the acquisition of Channel America Television Network, Inc. are also included. The Proxy covers all shares of common stock held by you directly.


         IF YOU DO NOT EXPECT TO BE PRESENT AT THE SHAREHOLDERS' MEETING IN PERSON, PLEASE PROMPTLY SIGN THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                     By Order of the Board of Directors,

                                     ----------------------------------
                                               Stephen H. Cohen
                                              Corporate Secretary

February __, 1996

PRELIMINARY COPY



                                EVRO CORPORATION
                               523 Douglas Avenue
                       Altamonte Springs, Florida  32714



                                PROXY STATEMENT
                                      FOR
                       A SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 20, 1996





SOLICITATION AND REVOCATION OF PROXIES


         This Proxy Statement and the accompanying form of proxy are being mailed on or about February 26, 1996, in connection with the solicitation by the Board of Directors of EVRO Corporation (the "Company"), a Florida corporation, of proxies to be used at a special meeting (the "Shareholders' Meeting") of its common shareholders, its Series E Convertible Preferred Shareholders, its Series F Convertible Preferred Shareholders and its Series M Convertible Preferred Shareholders (collectively, the "Shareholders"). The Shareholders' Meeting will be held on March 20, 1996 at 10:00 am at the Radisson Maingate Inn located at 7501 W. Irlo Bronson Memorial Highway, Kissimmee, Florida 34747. The mailing address for the Company's principal executive offices is 523 Douglas Avenue, Altamonte Springs, Florida 32714.


         The cost of preparing, assembling and mailing this Proxy Statement and the cost of further solicitation hereinafter referred to are to be borne by the Company. Solicitations may further be made by directors, officers and regular employees of the Company without additional compensation, by use of the mails, telephone, telegraph or by personal interview. The Company may retain outside agents to assist in the solicitation of proxies, at a cost not anticipated to exceed $5,000 plus expenses. Brokerage houses and other nominees of record will be requested to forward all proxy solicitation material to the beneficial owners, and their expenses in such regard will also be paid by the Company.
All proxies are being solicited by mail in the accompanying form, but further solicitation following the original mailing may be made by Board representatives or agents by telephone, telegraph or personal contact with certain shareholders.

         Execution of the enclosed proxy will not affect a shareholder's rights to attend the meeting or vote in person. A shareholder giving a proxy may revoke it at any time before exercise, by either notifying the Secretary of the Company of its revocation, submitting a substitute proxy dated subsequent to the initial one or attending the Shareholders' Meeting and voting in person. All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Shareholders' Meeting in accordance with the directions given. If no specific instructions are given with regard to the matter to be voted upon, the shares represented by a signed proxy card will be voted FOR the proposed increase in the number of the Company's authorized common shares from 2,500,000 to 100,000,000, each of which shall have a par value of $.001, FOR the proposed increase in the number of the Company's authorized preferred shares from 1,250,000 to 25,000,000, each of which shall have a par value of $.001, FOR the proposed name change from "EVRO Corporation" to "Channel America Broadcasting, Inc.," FOR the election of the nominees listed below under the caption "Election of Directors", FOR the purchase of fractional shares resulting from the one for twenty reverse stock split of the Company's capital stock effective January 26, 1995 at the market price on the date of the Shareholders' Meeting, and, if any other matters properly come before the Shareholders Meeting, the persons named as Proxies will vote upon such matters according to their best judgment.

         A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE.


         A copy of the Company's Annual Report on Form 10K-SB/A-2 for the Year Ended December 31, 1994 and the Company's Quarterly Report on Form 10Q-SB/A-2 for the Nine Months Ended September 30, 1995, which include the Company's financial statements for the fiscal year ended December 31, 1994, and the nine month period ended September 30, 1995, respectively, are being mailed to you with this Proxy Statement. The Company is also including its Current Report on Form 8-K for Events Occurring September 18, 1995 reflecting the acquisition of Channel America Television Network, Inc.



DEADLINES FOR SHAREHOLDERS' PROPOSALS TO BE INCLUDED IN THE NEXT PROXY
STATEMENT

         Any proposals that one or more shareholders of the Company wish to submit for shareholder action at the next annual meeting of shareholders must be received by the Secretary of the Company within a reasonable period of time before the solicitation is made.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


         Only those shareholders of record at the close of business on February 23, 1996 will be entitled to vote at the Shareholders' Meeting. The Company currently has four classes of stock entitled to vote (collectively, the "Voting Stock"): common stock, Series E Convertible Preferred Stock ("Series E Preferred"), Series F Convertible Preferred Stock ("Series F Preferred") and Series M Convertible Preferred Stock ("Series M Preferred"). The following table sets forth the number of outstanding shares in each class and the number of votes to which each class is entitled.



                        Class of Stock                              Number of Shares       Number of Votes Per
                                                                      Outstanding                Class
  Common                                                               2,497,957               2,497,957

  Series E Preferred                                                      30,000                  30,000

  Series F Preferred                                                   1,352.591               1,352,591

  Series M Preferred                                                      40,000                 400,000






                   [Balance of page intentionally left blank]

         To the Company's knowledge, the following table sets forth information as of February 15, 1996 with respect to the beneficial ownership of the Company's Voting Stock by each person who is known by the Company to beneficially own more than 5% of any class of the Voting Stock, by each director and by all directors and executive officers as a group. The table also sets forth the number of shares of common stock that will be owned by such persons or group if the Company's Shareholders approve of the increase in the authorized shares of the Company's common stock to 100,000,000 shares, as more fully discussed in this Proxy Statement. This table does not reflect the current preliminary negotiations between Daniel Boyar and Stellar wherein Mr. Boyar has sought to obtain an option to acquire all of the Company's Series F Preferred Stock owned by Stellar. If Mr. Boyar is successful in obtaining an option to acquire Stellar's interest in the Company, and if such option is exercised, Mr. Boyar would likely hold shares of the Company's capital stock having the right to vote in excess of 50% of the Company's voting stock.


COMMON SHARES

                                                                                         After Increase in Authorized
                                                                 Present Holdings          Shares of Common Stock(1)
                                                                 ----------------          -------------------------
 Title                                                                       Percent                          Percent
 Class                     Name and Address                    Amount        of Class          Amount        of Class
 -----                     ----------------                    ------        --------          ------        --------
 Common       Thomas L. Jensen                               525,018.80(2)      21.02%          14,817,341     48.71%(3)
              (Chief Executive Officer, Chairman
              of the Board and Director)
              1601 Riverview Tower
              Knoxville, TN 37902

 Common       Daniel M. Boyar(4)                                       0            0%             599,900      1.97%
              3101 S.W. 34th Avenue #905-427
              Ocala, FL  34474

 Common       Stephen H. Cohen                                525,018.80        21.02%          15,103,000     49.64%
              (Secretary and Director(5)
              90 Presidential Plaza
              Syracuse, NY 13202

 Common       D. Jerry Diamond (Director)                      21,738.85            *(6)           896,756      2.95%
              1509 S. Florida Avenue, Ste. 3
              Lakeland, FL 33803

 Common       Donald R. Mastropietro (Director)                 5,473.85            *(6)             5,473         *(6)
              1509 S. Florida Avenue, Ste. 3
              Lakeland, FL  33803

 Common       Christopher P. Dona (Vice President)(7)         525,018.80        21.02%          14,817,341     48.71%
              523 Douglas Avenue
              Altamonte Springs, FL 32714

 Common       O. Don Lauher                                   525,018.80        21.02%          14,817,341     48.71%
              (Treasurer and Chief Financial Officer(8)
              523 Douglas Avenue
              Altamonte Springs, FL 32714

 Common       The Stellar Companies, Inc.                              0            0%          14,817,341     48.71%
              c/o EVRO Corporation
              523 Douglas Avenue
              Altamonte Springs, FL 32714

                                                                                            After Increase in Authorized
                                                                 Present Holdings              Shares of Common Stock
                                                                 ----------------              ----------------------
 Title                                                                       Percent                          Percent
 Class                     Name and Address                    Amount        of Class          Amount        of Class
 -----                     ----------------                    ------        --------          ------        --------
 Common       American Clinical Labs, Inc.                    525,018.80        21.02%             875,018      2.89%
              1509 S. Florida Avenue, Ste. 3
              Lakeland, FL 33803

 Common       All Executive Officers and Directors as a       552,231.50        22.11%          16,005,229     52.61%
              Group (6 Persons)

 PREFERRED SHARES

 Series E     Boyar Holdings, Inc.                                 4,499        15.00%          n/a             n/a
 Preferred    3101 S.W. 34th Avenue #905-427
              Ocala, Fl 34474

 Series E     Blackhawk Financial Group, Inc.                      4,000        13.33%          n/a             n/a
 Preferred    1211 Tech Boulevard, Ste. 101
              Tampa, FL 33619

 Series E     American Clinical Labs, Inc.                         3,500        11.67%          n/a             n/a
 Preferred    1509 S. Florida Avenue, Ste. 3
              Lakeland, FL 33803

 Series E     E. Carl Anderson, Jr.                                7,000        23.33%          n/a             n/a
 Preferred    P.O. Box 274147
              Tampa, Florida 33688-4147

 Series E     Rick Herrera                                         6,500        21.67%          n/a             n/a
              c/o Bretney Corporation
              8321 Wornall St.
              Kansas City, MO 64114

 Series F     The Stellar Companies, Inc.                     1,198.4303        88.60%          n/a             n/a
 Preferred    c/o EVRO Corporation
              523 Douglas Avenue
              Altamonte Springs, FL 32714

 Series F     Scolaro, Shulman, Cohen, Lawler &                   3.5659            *(6)        n/a             n/a
 Preferred    Burstein, P.C.
              90 Presidential Plaza
              Syracuse, NY  13202

 Series M     Daniel M. Boyar                                     15,000        37.50%          n/a             n/a
 Preferred    3101 S.W. 34th Avenue # 905-427
              Ocala, Florida 34474

 Series M     Scolaro, Shulman, Cohen, Lawler &                   25,000        62.50%          n/a             n/a
 Preferred    Burstein, P.C.
              90 Presidential Plaza
              Syracuse, NY 13202



         (1)The various assumptions made to determine the number of shares of common stock that will be issued by the Company upon an increase in its authorized shares of common stock are set forth on Schedule A to this Proxy Statement. The outstanding shares of the Company's common stock which are deemed to be outstanding after the increase of the Company's authorized common stock total 30,422,227, which presumes that the Company satisfies its obligation to the holder of the Company's Series L Preferred Stock and that such shares are retired. See Schedule A to this Proxy Statement.


         (2)Includes 525,018.8 shares owned by American Clinical Labs, Inc. ("ACL"). ACL provided The Stellar Companies, Inc., ("Stellar"), a corporation which Mr. Jensen serves as an officer and director, an irrevocable proxy to vote the shares of ACL until the shares owned by ACL represent less than 5% of the Company's issued and outstanding shares of common stock. Upon the approval of the increase in the Company's authorized shares of common stock, the proxy shall expire.


         (3)Includes 11,984,303 shares that Stellar can receive upon the conversion of its shares of Series F Preferred Stock; and 2,833,038 shares of common stock to be received by Stellar upon the Company's increase in its authorized shares of common stock, representing the balance of the shares that the Company is obligated to issue to Stellar pursuant to the terms of the agreement, dated March 14, 1995, between the Company and Stellar, whereby the Company acquired 98.35% of the shares of the common stock of The Sports and Shopping Network, Inc. (collectively, the "Stellar Shares").


         (4)Includes 449,900 shares of common stock of the Company which can be issued to Boyar Holdings, Inc. ("BHI"), an entity wholly owned by Mr. Boyar, upon BHI converting the 4,499 shares of Series E Stock Preferred Stock that it owns. Also includes 150,000 shares of the Company's common stock issuable to Mr. Boyar, upon his conversion of the 15,000 shares of Series M Preferred Stock that Mr. Boyar owns.

         (5)Mr. Cohen is a director of Stellar and is attributed with the ownership of the shares that Stellar has voting control over and any shares directly or indirectly owned by Stellar and, accordingly, is attributed with the voting power of the Stellar Shares. Includes 35,659 shares of Common Stock issuable to Scolaro, Shulman, Cohen, Lawler & Burstein, P.C. ("Scolaro Shulman"), a law firm of which Mr. Cohen is a shareholder, upon the conversion of the 3.5659 shares of Series F Preferred Stock owned by Scolaro Shulman. Also includes 250,000 shares of the Company's common stock issuable to Scolaro Shulman upon the conversion of the 25,000 shares of Series M Preferred Stock that Scolaro Shulman owns.


         (6)Less than 1%.

         (7)Mr. Dona is a director of Stellar and is attributed with the ownership of the shares that Stellar has voting control over and any shares directly or indirectly owned by Stellar.

         (8)Mr. Lauher is a director of Stellar and is attributed with the ownership of the shares that Stellar has voting control over and shares directly or indirectly owned by Stellar.





                   [Balance of page intentionally left blank]

ELECTION OF BOARD OF DIRECTORS

         The By-Laws of the Company provide that its Board of Directors shall consist of not less than three members and not more than seven members, as may be fixed from time to time by action of the Board of Directors or of the shareholders. The Board is currently comprised of four members. All four members of the Board of Directors will be elected at the 1996 Special Meeting. The Board has no separate standing committees.

         Unless authority is withheld as to the Board designated nominees, the shares represented by Board of Directors proxies properly executed and timely received will be voted for the election as Director of the persons who are presently serving as Directors of the Company, as indicated below. If any such nominee ceases to be a candidate for election for any reason, the proxy will be voted for a substitute candidate designated by the Board of Directors. The Board has no reason to believe the nominees will be unavailable to serve if elected. Board members owning shares of common stock intend to either be present and vote their shares in favor of the nominees listed below or give their proxy in support of such nominees. The current directors listed below, if elected, will serve a one year term, expiring on the date of the annual meeting of shareholders in 1997. Certain information with respect to each nominee, as well as the Company's executive officers, is hereafter set forth:


   NAME                                                        POSITION                                               AGE
   ----                                                        --------                                               ---
Thomas L. Jensen                                   Chief Executive Officer, Chairman
                                                   of the Board and Director                                           60

Stephen H. Cohen                                   Secretary and Director                                              50

D. Jerry Diamond                                   Director                                                            56

Donald R. Mastropietro                             Director                                                            47

Daniel M. Boyar                                    Special Counsel                                                     39

Christopher P. Dona                                Vice President                                                      44

O. Don Lauher                                      Treasurer and Chief
                                                   Financial  Officer                                                  53

         THOMAS L. JENSEN was elected Chairman of the Board and Director of the Company on March 14, 1995 and has served as the Company's Chief Executive Officer from October 3, 1995. Mr. Jensen is also Chairman of the Board, Chief Executive Officer and President of The Stellar Companies, Inc. ("Stellar"), in which capacities he has served since November 1992. Mr. Jensen is also President of Olympus Development Corporation which develops commercial real estate primarily in Florida. In addition, from 1979 until March 1993, he served as vice president of Wood Properties, Inc., an affiliate of the Lawler-Wood Group, a closely held corporation based in Knoxville, Tennessee.
He is presently a general partner of Spacecoast Associates, Ltd., the managing partner of the Maingate Joint Venture, a partnership that owns the Radisson Maingate Hotel in Orlando, Florida (located directly outside the main entrance to Walt Disney World.)

         Mr. Jensen served in the Tennessee Legislature from 1967 until associating with the Lawler-Wood Group in 1979. He was elected Minority Leader of the House of Representatives in 1970 and was floor leader for Governor Winfield Dunn through multiple terms of office. As a legislator, Mr. Jensen sponsored and passed several landmark bills in Tennessee, including one that effected a restructuring of the rules of procedure, the budgeting process and several departments of State Government, and another that established a system of statewide public kindergartens. As a legislator, Mr. Jensen also served on numerous national committees and boards and in 1975 was elected President of the National Conference of State Legislatures. During his term, the California Assembly praised him for "his active role in improving state image at the national level and in assisting the California Legislature and other state legislatures..." Mr. Jensen serves as Past Chairman and Member of the Board of Metropolitan Knoxville Airport Authority, Chairman of the Board of the Knox County Private Industry Council, Board Member of the Knoxville Chamber of Commerce, Chairman of the Board of Trustees of the Tennessee Baptist Foundation, and on several other business and civic boards and committees.

         STEPHEN H. COHEN was elected Secretary of the Company on March 14, 1995. Mr. Cohen, a licensed attorney, is a founding partner of the Syracuse, New York law firm of Scolaro, Shulman, Cohen, Lawler & Burstein, P.C. ("Scolaro Shulman"). Mr. Cohen has been with such law firm since its inception in 1979 and is presently a partner with the firm. He is a member of the New York and Pennsylvania bars, and specializes in the areas of federal income tax, employee benefits, estate planning, and health care. Mr. Cohen received his undergraduate degree in Accounting from Syracuse University in 1967 and his J.D. from Syracuse University's College of Law in 1970. He is a frequent lecturer on the topics of employee benefits and health care and has been designated in the book, "Best Lawyers in America," in the area of employee benefits. Mr. Cohen is also the Secretary and a director of Stellar, in which capacity he has served since November, 1992.

         D. JERRY DIAMOND was elected as Director of the Company on October 19, 1992. He served as Chairman of the Board, President and Chief Executive Officer of the Company from October 19, 1992 until his resignation on March 14, 1995. Since October, 1994, Mr. Diamond has served as Chairman, President and Chief Executive Officer of American Clinical Labs, Inc. ("ACL"). From February 1992 through October 1992, Mr. Diamond was Senior Vice President and Chief Operating Officer of Veridien Corporation, a publicly traded healthcare company headquartered in St. Petersburg, Florida, which specializes in infection control. From May 1988 through February 1992, Mr. Diamond was Chairman, President and Chief Executive Officer of Coastland Corporation of Florida, a Tampa, Florida based company specializing in the development of businesses in the hazardous and nonhazardous waste recycling industry. For the past 17 years, Mr. Diamond has had an extensive background in managing publicly traded companies. Mr. Diamond is currently the Chairman of the Board of Directors, Director, Chief Executive Officer and President of Technology Holdings, Inc. ("THI"), a Florida corporation and wholly owned subsidiary of the Company.

         DONALD R. MASTROPIETRO was appointed as a Director of the Company in October, 1995. Mr. Mastropietro served as Vice President-Finance, Chief Financial Officer, Assistant Treasurer and Assistant Secretary of the Company from February 22, 1993 through March 14, 1995, at which time Mr. Mastropietro resigned his positions with the Company. Mr. Mastropietro is currently Vice President-Finance and Chief Financial Officer of THI. Prior to his affiliation with the Company and THI, Mr. Mastropietro served as Secretary, Treasurer and Vice President-Finance and Administration of Teltronics, Inc., ("Teltronics"), during the period from November 1988 to December 31, 1992. Teltronics is engaged in the manufacture and sale of telecommunication equipment. From August 24, 1991 until December 31, 1992, Mr. Mastropietro also served as Vice President - Finance and Administration, Secretary, Treasurer and as a member of the board of directors of Comcentral Corp., a corporation engaged in the long distance telecommunication business.


         DANIEL M. BOYAR was elected President, Chief Executive Officer and Director of the Company on March 14, 1995 positions he held until October 3, 1995 at which time he resigned as an officer and director of the Company and was retained by the Company as Special Counsel. Mr. Boyar, a licensed attorney, is the sole owner of Boyar Holdings, Inc., an investment company specializing in equity capital private placements, syndications, corporate mergers and acquisitions, and growth stocks for public companies. Mr. Boyar is a sole practitioner, who specializes in commercial transaction law, and has practiced in either Ocala, West Palm Beach or Orlando, Florida from December 1990 to date. From November 1993 to May 1994, Mr. Boyar served as the secretary and special counsel to Member Service Corp., a corporation whose shares are traded on NASDAQ. From June 1993 to July 1993, Mr. Boyar served as the President, Chief Executive Officer and a Director of Aspen Marine Group, Inc., also a corporation whose shares are traded on NASDAQ. From August 1991 to date, Mr. Boyar served as the President, Chief Executive Officer and a Director of Sportsworld 2000, Inc., a corporation whose shares are traded in the over-the-counter market. From March 1991 to June 1991, Mr. Boyar served as the President, Chief Executive Officer and a Director of Iroquois Brands, Ltd. a corporation whose shares were traded on the American Stock Exchange. From January 1991 to April 1991, Mr. Boyar served as the President, Chief Executive Officer and a Director of International Standards Group, Inc., a corporation whose shares were traded in the over-the-counter market. Mr. Boyar is a third generation real estate developer from southern California, having participated in his family's home building public company at the age of 20. He is a graduate of the University of Miami, from which he received a Bachelor of Business Administration Degree in Finance, and of Southwestern University School of Law, from which he completed the law school curriculum in two years, receiving a J.D. degree. Additionally, Mr. Boyar completed the Masters of Law Program in Taxation at Boston University, receiving his L.L.M. degree.

         CHRISTOPHER P. DONA was elected as Vice President of the Company on March 14, 1995. Mr. Dona is also Executive Vice President, Chief Operating Officer and Director of Stellar, in which capacities he has served since January 1993. Prior to joining Stellar Mr. Dona was with Hasbro, Inc., where he served as a corporate officer and Senior Vice President. Hasbro, Inc. is the world's leading manufacturer of toys and games, with operations in over 18 countries. Mr. Dona held his position with Hasbro, Inc. for eight years.
Prior thereto, Mr. Dona was Vice President in the Consumer Products Group of Bausch and Lomb, Inc., one of the world's leading manufacturer of vision care products such as soft contact lenses, Ray-Ban sunglasses and Bushnell riflescopes, along with a diverse offering of healthcare consumer products. Bausch and Lomb, Inc. is a multinational company, with operations located in over 25 countries. Mr. Dona began his career in 1974 with Albany International Corporation, a manufacturer of paper machine clothing in which he held various managerial positions.

         Mr. Dona received a B.A. degree from Siena College and an M.S. from Clarkson College of Technology. He has been active in many community organizations and served on various boards of directors such as Northern Rhode Island Chamber of Commerce, Pawtucket YMCA, Pawtucket Community Counseling Center, Greater Providence Chamber of Commerce and Better Homes of Springfield.

         O. DON LAUHER was elected Treasurer and Chief Financial Officer of the Company on March 14, 1995. Mr. Lauher is also Chief Financial Officer and Treasurer of Stellar, in which capacities he has served since January 1993. Prior to joining Stellar, Mr. Lauher served as Vice President/Chief Accounting Officer of The Major Group, Inc. (f/k/a the Radice Corporation), a NYSE listed company from 1982 through 1992, principally engaged in providing real estate management and advisory services. Prior to 1989, Major was a diversified real estate merchant builder involved in the development of commercial office parks; residential, single-family and condominium communities; rental apartment projects; and adult congregate living facilities with total assets approximating $400 million. Mr. Lauher directed and monitored the overall accounting and financial activities, including cash management, accounting, tax, SEC compliance, MIS, construction financing, insurance and administrative functions, prepared short and long-range financial models for all phases of the company's operations, and its annual business plan. He coordinated the use of the company's consultants for accounting, financial and tax matters. In addition, he also served as corporate secretary from 1990 through 1992.

         Prior to his tenure with Major, Mr. Lauher was the Chicago Regional Controller for Levitt Homes, Inc., for five years. The annual sales for the Chicago region were in excess of $60 million. Prior to his service with Levitt, Mr. Lauher served as Audit Manager, Senior and Junior Accountant with Price Waterhouse & Company for 11 years. Mr. Lauher is a member of the American Institute of Certified Public Accountants and graduated from Southern Illinois University with a B.S. in Accounting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS WITH MANAGEMENT AND OTHERS


       During 1996, Scolaro Shulman received 3.5659 shares of the Company's Series F Preferred Stock in exchange for the shares of TSSN formerly owned by Scolaro Shulman. See INCREASE IN AUTHORIZED SHARES OF COMMON AND PREFERRED STOCK -- "Acquisition of the Sports and Shopping Network, Inc."


         During 1995, Scolaro Shulman provided legal services to the Company totalling approximately $250,000. The Company agreed to issue to Scolaro Shulman 25,000 shares of the Company's Series M Convertible Preferred Stock ("Series M Preferred") as security for the payment of such fees. Each share of Series M Preferred is convertible into 10 shares of the Company's common stock and has voting rights equal to 10 shares of the Company's common stock. At any time after the Company increases its authorized shares of common stock, Scolaro Shulman may "put" its shares of Series M Preferred to the Company at a price of $10.00 per share. If the Company is unable or unwilling to fulfill its obligations under the "put", Scolaro Shulman shall have the right to retain all 25,000 shares of its Series M Preferred and shall further be entitled to receive all legal fees due and owing from the Company or any of its subsidiaries. Stephen H. Cohen, who is both the Company's secretary and a director, is a partner with Scolaro Shulman. While the Board believes that the agreement reached with Scolaro Shulman is fair to the Company, there can be no assurance that the agreement is as favorable to the Company as one that might have been negotiated in an arms-length transaction.

         In March 1995, the Company acquired 98.35% of the shares of the common capital stock of The Sports & Shopping Network, Inc., a Florida corporation ("TSSN"), from Stellar in exchange for the Company's agreement to issue shares of its common stock. The agreement between the Company and Stellar has been subsequently amended and is discussed more fully elsewhere in this Proxy Statement. See "INCREASE OF AUTHORIZED SHARES OF COMMON STOCK."

         As of September 30, 1995, Stellar was owed $769,000 by TSSN for amounts advanced to the Company or its subsidiaries, by Stellar, or for amounts owed to Stellar under the management agreement between TSSN and Stellar (discussed below), which amounts do not bear interest.

         TSSN has an agreement with Stellar to perform managerial and administrative services, the terms and conditions of which are more fully discussed elsewhere in this Proxy Statement. See "COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS--Management Agreement with Stellar".

         TSSN also accrued an interest expense of $81,000 during 1994, payable to Stellar, on the outstanding indebtedness evidenced by a promissory note dated December 31, 1993, in the amount of $1,258,000. TSSN satisfied the principal and accrued interest on the indebtedness between TSSN and Stellar, on November 30, 1994, by issuing 1,729,908 shares of TSSN's common stock to Stellar. TSSN also issued 2,018,226 shares of its common stock to Stellar in satisfaction of additional advances made to TSSN by Stellar in the amount of $404,000.

         The Company entered into an Employment Agreement with Daniel M. Boyar on March 15, 1995, pursuant to which Mr. Boyar was retained as Chief Executive Officer of the Company at an annual salary of $180,000. Mr. Boyar resigned as an officer and director of the Company, effective October 3, 1995, at which time the Company entered into an agreement retaining Mr. Boyar as Special Counsel to Company at an annual compensation of $180,000. The Company also issued Mr. Boyar 15,000 shares of its Series M Preferred for services rendered. See "AMENDMENTS TO

COMPANY'S ARTICLES OF INCORPORATION--Description of Securities", for a more detailed description of the rights and preferences of the Company's shares of Series M Preferred.


         In May 1994, the Company was billed approximately $77,000 by ACL for legal and consulting services incurred by ACL on behalf of the Company. During 1994, the Company issued a total of 33,328 shares of the Company's common stock to ACL: 13,278 shares of which were issued to ACL in exchange for shares of the Company's preferred stock redeemed from ACL; and 20,050 shares of which were issued to ACL as consideration for ACL paying vendors who provided services for the benefit of the Company.


         In June 1994, the Company converted ACL's 48,920 preferred shares of the Company to common stock of the Company on a one for one basis. Also in June 1994, the Company's Board of Directors determined and approved the purchase of two Lintronics' dealerships from ACL in exchange for 5,500 shares of the Company's common stock. The purchase price was determined based on the historic purchase prices of dealerships, the most recent of which occurred in June 1994.

         At December 31, 1994, ACL owned 34% of the issued and outstanding common capital stock of the Company. In January and February 1994, ACL repaid the Company $214,000 for amounts due the Company at December 31, 1993. In three separate transactions during 1994, ACL sold a total of 205,676 shares of its the Company common stock, and loaned the proceeds totaling approximately $1,821,000 to the Company. In May, June and December 1994, the Company repaid ACL with the issuance of 92,438, 11,852 and 101,386 shares of the Company's common stock, respectively. During the fourth quarter of 1994, ACL loaned the Company approximately $192,000 for working capital purposes, of which $50,000 was repaid. At December 31, 1994, the Company owed ACL approximately $142,000. During the first quarter of 1995, ACL advanced an additional approximate $110,000.



SECTION 16 REPORTS

         The requirements imposed by Section 16(a) of the Securities Exchange Act of 1934, as amended, provide that the Company's Officers and Directors, and persons who own more than ten percent of the Company's common stock, file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5) with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file. Based solely on its review of the copies of such forms received, the Company believes that during its fiscal year ended December 31, 1995, all of its officers, directors and greater than ten percent beneficial owners filed all of the above referenced forms on a timely basis, other than six reports, three reports filed late by ACL; one report filed late by Stellar; and two reports filed late by former directors.

ATTENDANCE OF SEATED DIRECTORS AT 1995 DIRECTOR MEETINGS

         During the Company's fiscal year ended December 31, 1995, the Board held 18 meetings. Of the current directors, all attended at least 75% of those meetings. The Board held no separate committee meetings during 1995.





                   [Balance of page intentionally left blank]

  COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS


         CASH COMPENSATION


 SUMMARY COMPENSATION TABLE

                                                           Long Term Compensation
                                                           ---------------------------------
                             Annual Compensation                   Awards            Payouts
                       ---------------------------------------------------------------------
                                                           Restricted
 Name and                                  Other Annual       Stock                   LTIP        All Other
 Principal             Salary     Bonus    Compensation     Award(s)    Options/     Payouts    Compensation
 Position     Year       $         $           $              $         SAR's (#)      $            $
 --------     ----    --------   ------   -------------    ---------    ---------    -------    ------------
 D. Jerry
 Diamond,     1995      -0-                         0
 Chief        1994    135,000                       0
 Executive    1993    180,000(1)                5,638

 Officer

 Daniel M.
 Boyar,                          94,500
 Chief
 Executive    1995     97,500(2)
 Officer

 Thomas
 L. Jensen
 Chief
 Executive
 Officer

______________


         (1)Included in this amount earned in 1993 is $90,000 for which payment was deferred to 1994.

         (2)Salary accrued for the six and one-half month period Mr. Boyar served as Chief Executive Officer, none of which has been paid. Such amount will be paid as the Company has available cash flow. Mr. Boyar was subsequently retained as special counsel. (See "Certain Relationships and Related Transactions of Management and Others." The amount paid to Mr. Boyar as a bonus was paid by the Company's issuance to Mr. Boyar of 15,000 shares of the Company's Series M Preferred.

         The Company may adopt additional compensation programs at a later date suitable for its executive personnel. The Company is unable to predict at this time the format or manner of compensation to be included in any such program.

MANAGEMENT AGREEMENT WITH STELLAR

         Stellar provides management, financial, administrative and marketing services to TSSN pursuant to the terms and conditions of a Management and Services Agreement wherein Stellar is obligated to provide to TSSN personnel, supplies, equipment, administrative and accounting services, management expertise, and other resources. During the nine months ended September 30, 1995, and 1994, Stellar billed TSSN $570,000 and $862,500, respectively, for such management and accounting services preformed on the Company's behalf. Stellar charged TSSN based upon estimated time and charges incurred by Stellar on the Company's behalf. Management asserts that the fees charged to the Company approximate the costs that would have been incurred by TSSN if it had operated on a stand alone basis.


INCREASE IN AUTHORIZED SHARES OF COMMON AND PREFERRED STOCK

         The Board has approved an amendment to the Company's Articles of Incorporation pursuant to which the aggregated number of shares of common stock that the Company has authority to issue would be increased from 2,500,000 to 100,000,000, with a par value of $.001 per share, and the aggregate number of authorized shares of preferred stock would be increased from 1,250,000 to 25,000,000, with a par value of $.001 per share. If the proposed amendment is approved by the Shareholders, the additional authorized shares could be issued at the Board's discretion, for any proper purpose, without further approval from the Shareholders, other than as may be required by applicable law. The Board believes that the proposed increase in the number of authorized shares of common and preferred stock will give the Company added flexibility to act in the future with respect to financing programs, acquisitions and other corporate purposes without delay and expense of stockholder action each time an opportunity requiring the issuance of shares may arise.

ACQUISITION OF THE SPORTS & SHOPPING NETWORK, INC.

         The primary reason for the proposed increase in the number of authorized shares of common stock is to enable the Company to consummate the acquisition of TSSN. Stellar owned 98.35% of the shares of the capital stock of TSSN; however, Stellar had granted Boyar Holdings, Inc. ("BHI") an option to acquire all of Stellar's shares of TSSN (the "TSSN Option"). On January 12, 1995, the Company purchased the TSSN Option from BHI, pursuant to the terms of the Assignment of Option Agreement by and between BHI and the Company. As consideration for the transfer of the TSSN Option, the Company issued to BHI 30,000 shares of the Company's Series E Preferred Stock which is convertible into 3,000,000 shares of the Company's common stock after the anticipated increase in the Company's authorized shares of common stock is made effective. A summary of the rights and preferences of the Series E Preferred is set for elsewhere in this Proxy Statement (See "AMENDMENTS TO THE COMPANY'S ARTICLES OF INCORPORATION--Description of Securities").

         On March 14, 1995, the Company exercised the TSSN Option and acquired 98.35% of the issued and outstanding shares of the common stock of TSSN from Stellar in exchange for the Company's agreement to issue 16,759,038 shares of its common stock to Stellar (the "TSSN

Acquisition"). As the Company only had 2,500,000 shares of common stock authorized at the time of the exercise of the TSSN Option, the Company and certain of its shareholders agreed to use their best efforts to cause the Company's authorized common stock to be increased as soon as was practicable. Pending such increase in the Company's authorized common stock, the Company issued Stellar 500,000 shares of its authorized but then unissued shares of common stock. Once the Company increased the number of shares of its authorized common stock, the Company was required to issue 16,259,038 (16,759,038 - 500,000) shares of its common stock to Stellar, representing the balance of the shares of the Company's common stock that the Company was obligated to issue to Stellar under the purchase agreement. Pursuant to the agreement between the Company and Stellar, the Company also agreed to offer to purchase the remaining 1.65% of TSSN's issued and outstanding shares of common stock held by TSSN's minority shareholders in exchange for, in the aggregate, 281,418 shares of the Company's common stock. The only consideration that the Company agreed to offer for the shares of the common stock of TSSN held by the minority shareholders of TSSN were shares of the Company's common stock.
If the Company issues Special Shares (as defined herein) to THI, only Stellar, and not the minority shareholders of TSSN, will have the option described below to purchase those shares from THI. During the first quarter of 1996, the Company offered, and the remaining shareholders of TSSN accepted, 28.1421 shares of the Company's Series F Preferred in exchange for all of the shares of TSSN held by persons other than the Company. The Company has no further obligation to issue additional consideration to the former minority shareholders of TSSN.


         In conjunction with the TSSN acquisition, ACL, which then held 587,219 shares of the Company's common stock, granted Stellar an irrevocable proxy to represent ACL or any assignee thereof at all regular and special meetings of shareholders, or in connection with any other shareholder action of the Company, but only in ACL's capacity as the owner of record of, and to vote the shares of the common stock of the Company which were owned by ACL as of March 14, 1995 ("the ACL Shares"). The irrevocable proxy was effective March 14, 1995 and expires on the date the ACL Shares represent less than five percent of the Company's issued and outstanding shares of common stock.

         The Company formed a wholly owned subsidiary, THI, which now owns all of the assets that were owned by the Company prior to the TSSN acquisition. Pursuant to such acquisition, the holders of record of the Company's common stock as of March 27, 1995, will be issued a stock dividend consisting of the Company's Series D Convertible Preferred Stock ("Series D Preferred"). The Company has the right, but not the obligation, to redeem the Series D Preferred in exchange for all of THI's issued and outstanding capital stock. A summary of the rights and preferences of the Series D Preferred is set for elsewhere in this Proxy Statement (See "AMENDMENTS TO THE COMPANY'S ARTICLES OF INCORPORATION-- Description of Securities").


         The creation of THI and the authorization and issuance of the Company's Series D Preferred was done for the purpose of preserving the value of the Company's then existing assets for the holders of the Company's common stock at the time of the TSSN acquisition. Due to the significant difference in the historical business of the Company and that of TSSN, the Company insisted on the creation of THI as a condition of the TSSN acquisition. By creating THI and issuing a stock dividend of the Series D Preferred Stock to the Company's then existing common shareholders of the Company, those shareholders would, upon liquidation of the Company, be granted a preference in liquidation in an amount equal to the value of THI's assets. Alternatively, upon the redemption of the Series D Preferred prior to a liquidation of the Company, the holders of the Company's common stock prior to the TSSN Acquisition would receive all of the value of THI.

         As additional consideration for entering the TSSN Acquisition agreement, Stellar agreed to cause the Company to contribute $455,000 to THI from the proceeds that the Company would receive from the Company's then contemplated private debt or equity offerings, which obligation has been satisfied by the Company. Upon the completion of the Company's current financing activities, it is the Company's intention to redeem its Series D Preferred in exchange for all of THI's issued and outstanding common stock.



         The TSSN Acquisition agreement also provided that THI would be entitled to receive, on an annual basis, that number of shares of the Company's voting common stock (the "Special Shares") equal to 20% of the average total assets of THI over a twelve month period (March 14 through the following March 13 each year) divided by two dollars. The phrase "total assets" was defined to mean the amount set forth on the consolidated balance sheet of THI as total assets, including, without limitation, the current assets, property and equipment (net of accumulated depreciation), investments and other assets (net of accumulated amortization and adjustments). The phrase "average total assets" was defined to mean the sum of the "total assets" (as defined above) of THI as set forth on the balance sheets of THI during each of the quarters ending March 31, June 30, September 30 and December 31 during each applicable twelve month period and dividing such sum by four. THI ratably earns the Special Shares over each applicable twelve month period. THI's entitlement to the Special Shares shall cease upon the Company's redemption of its Series D Preferred. As of February 15, 1996, THI has earned 490,417 Special Shares.



         Stellar has the option to purchase the Special Shares from THI for an amount equal to the greater of (a) two dollars per share; or (b) 50% of the bid price of the Company's common stock as of the end of the month preceding
Stellar's exercise of its option.   As mentioned above, the TSSN Acquisition
Agreement between the Company and Stellar provided that THI would be entitled to receive Special Shares in certain circumstances and the agreement further provided that if the Special Shares were issued, Stellar would have the option to buy the Special Shares from TSSN. Stellar paid no additional consideration for the option to purchase the Special Shares from THI. Stellar's option to acquire the Special Shares shall terminate June 30, 1997. Stellar has not been granted "registration rights" with respect to the Special Shares.


         The following example is provided to illustrate the application of the contractual provisions of the TSSN Acquisition agreement related to the obligation of the Company to issue Special Shares. The following illustration presumes that the Company has not redeemed its Series D Preferred prior to March 13, 1996, as such event terminates the obligation of the Company to issue Special Shares as discussed more fully above.

         EXAMPLE: Assuming that the average total assets of THI for the period from March 14, 1995 to March 13, 1996, equalled the total assets of THI on December 31, 1994, ($5,194,873), then the number of shares of the Company common stock; i.e., the Special Shares, that would be issued to THI would total 519,487 shares [(20% x $5,194,873) / $2.00].

         Stellar has the option to purchase the Special Shares from THI on or before June 30, 1997 by paying THI the greater of (a) two dollars per share; or (b) 50% of the bid price of the

         Company's common stock as of the end of the month preceding Stellar's exercise of its option. Assuming that the bid price of the Company's common stock on March 14, 1996, is equal to the bid price of the Company's common stock on March 14, 1995 [$1.31], the option price would be $2.00. If Stellar were to exercise its option to acquire all of the Special Shares, it would be required to pay THI $1,038,974.


         The Special Shares that Stellar may acquire upon the exercise of its option will be restricted securities and such Special Shares can be transferred by Stellar either pursuant to the limitations imposed by Rule 144 or without limitation through an effective registration statement relating to such securities.


         To the extent that the Company redeems the Series D Preferred by issuing shares of THI to the holders thereof, the common shareholders of the Company who do not also own shares of the Series D Preferred will be diluted, as the Company will receive no consideration for the issuance of the Special Shares. To the extent that Special Shares are issued to THI and Stellar exercises its option to acquire the Special Shares from THI, Stellar will benefit from such transaction to the extent that the market price of the shares of the Company's common stock is greater than the option price that Stellar must pay THI for the Special Shares.

         EXAMPLE: Assume that the "bid" price of the Company's common stock on March 31, 1996, was $3.75 and the "ask" price $4.00. Applying the formula set forth above, if Stellar exercises its option to acquire the Special Shares on April 15, 1996, the option price will be $2.00 per share (the greater of $2.00 or 50% of the bid price of the Company's common stock). Stellar would receive a benefit unavailable to other shareholders of the Company as it would be able to acquire shares of the common stock of the Company at a substantial discount to the "ask" price of the shares of the Company; however, the shares acquired by Stellar would be restricted securities, as that term is defined in Rule 144(a)(3), promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and as a result thereof, not freely transferable by Stellar.

         If the Series D Preferred has not been redeemed by June 30, 1997, the holders thereof shall be entitled to receive a special dividend of shares of the Company's common stock in an aggregate amount equal to the number of Special Shares held by THI as of June 30, 1997. As long as the Series D Preferred remains outstanding, additional stock dividends shall be payable by the Company to the holders of the Series D Preferred, beginning July 1, 1998, and continuing each July 1st thereafter until the Company has redeemed its Series D Preferred, in an annual amount equal to the number of Special Shares transferred to THI during the immediately preceding applicable twelve month period.

         For financial reporting purposes, the business combination between TSSN and the Company has been accounted for as a reverse purchase acquisition under which TSSN and the Company will be recapitalized to include the historical financial information of TSSN and the assets and liabilities of the Company revalued to reflect the market value of the Company's outstanding shares.

         There have been subsequent amendments to the TSSN Acquisition agreement, the first of which occurred on April 19, 1995, when Stellar agreed to return the 500,000 shares of restricted common stock previously issued to Stellar at the closing of the Company's purchase of TSSN. The Company asked Stellar to amend the TSSN Acquisition agreement in order to make the 500,000 shares of common stock available to the Company for issuance by the Company pursuant to its 1995 Employee Stock Compensation Plan. Stellar agreed to return the 500,000 shares of common stock to the Company in exchange for the Company's agreement to increase, by 1,000,000 shares, the number of shares of the Company's common stock that the Company would issue to Stellar at such time as the Company increased its authorized shares of common stock. Consequently, the number of shares that the Company was obligated to issue to Stellar for the shares of TSSN increased from 16,759,038 to 17,759,038.


         The then existing members of the Board of Directors of the Company unanimously approved the amendment to the TSSN Acquisition agreement increasing the number of shares to be issued to Stellar. As originally negotiated, the TSSN Acquisition agreement contemplated that Stellar would own 77.1% of the shares of the Company's common stock after the closing of the TSSN Acquisition agreement. As a result of the return by Stellar to the Company of the 500,000 shares of common stock previously issued to Stellar and the Company's subsequent issuance thereof to third parties, Stellar requested that the Company agree to issue sufficient additional shares so that it would receive the same percentage ownership that it had the contractual right to receive prior to the April 19, 1995 amendment. The resulting agreement by the Board of Directors to agree to issue an additional 1,000,000 shares to Stellar reflects the compromise reached between Stellar and the Company. The percentage of the common stock of the Company to be owned by Stellar, after giving effect to the agreement to issue an additional 1,000,000 shares of common stock as a result of the April 19, 1995 amendment to the TSSN Acquisition agreement and after also giving effect to the Company's issuance of an additional 500,000 shares of the common stock returned to the Company by Stellar, decreased from 77.1% to 76.4% of the Company's common stock. On the date that the TSSN Acquisition agreement was amended, April 19, 1995, the bid price of the Company's common stock was $3.12 and its ask price was $3.25.


         In addition, the April 19, 1995 amendment to the TSSN Acquisition agreement required the Company to issue to Stellar 500 shares of its Series F Preferred. Each share of Series F Preferred entitles the holder thereof with the right to cast 1,000 votes on any matter requiring the approval of common shareholders. In the event that the Company issued additional voting securities prior to the time that the Company had increased the number of shares of its authorized shares of common stock, the Company agreed to issue additional shares of its Series F Preferred to Stellar in an amount equal in voting rights with any subsequent voting shares of common or preferred stock issued by the Company. For example, if the Company issued 300,000 shares of its common stock, the Company would be required to issue 300 shares of its Series F Preferred to Stellar.

         The shares of the Company's Series F Preferred are convertible, at the option of Stellar, into shares of the Company's restricted common stock, on a 1 for 10,000 basis, following an increase in the number of the Company's
authorized shares of common stock.   Any common stock issued to Stellar as a
result of its conversion of Series F Preferred into the Company's common stock reduces the Company's obligation to issue the 17,759,038 shares of restricted common stock that the Company is obligated to issue Stellar. As of February 15, 1996, Stellar held 1,198.4303 shares of Series F Preferred.

         Pending an increase in the Company's authorized capital stock, the Series F Preferred was intended to grant voting rights to Stellar similar to those voting rights held by Stellar prior to the April 15, 1995 amendment to the TSSN Acquisition agreement. More specifically, the grant to Stellar of 500 shares of Series F Preferred gave Stellar 500,000 votes (500 shares of Series F Preferred with each share having 1,000 votes per share), the number of votes that Stellar had prior to returning 500,000 shares of common stock to the Company. The Series F Preferred also granted Stellar the right to convert the Series F Preferred into common shares at a conversion ratio of 10,000 to 1. By converting the Series F Preferred, Stellar could increase its voting power ten fold, however, any shares of common stock issued to Stellar upon Stellar's conversion of the Series F Preferred decreases, on a one for one basis, the Company's obligation to issue the 17,759,038 shares of common stock the Company is obligated to issue to Stellar under the TSSN Acquisition agreement as amended.


         On October 6, 1995, the TSSN Acquisition agreement was further amended to provide that Stellar would, upon the conversion by Stellar of its shares of Series F Preferred, return 2,126,000 shares of the 17,759,038 shares of common stock to be received by Stellar upon the Company increasing its shares of authorized common stock. Additionally, Stellar agreed to deliver 9,000,000 shares of the common stock to be issued to Stellar upon its conversion of the Series F Preferred to the law firm of Scolaro Shulman, who agreed to hold the shares in escrow, and would release the 9,000,000 shares, on a pro rata basis, upon the Company and its sports and shopping-related subsidiaries achieving net earnings of $5,000,000. Any and all shares held in escrow which are not issued by the escrow agent to Stellar on or before December 31, 2000, are to be returned to the Company. Stellar suggested that the TSSN Acquisition agreement be amended to reduce the number of shares that Stellar would receive under the TSSN Acquisition agreement (2,126,000) and to subject an additional 9,000,000 shares to a risk of forfeiture if the Company's earnings did not meet certain benchmarks, in order to facilitate the Company's capital raising efforts.

         The acquisition of TSSN resulted in no immediate tax consequences to the Company, except that it is likely that the Company will lose a portion of the tax benefits that it might otherwise have realized from its net operating losses due to the fact that, as a result of the TSSN Acquisition an ownership change will occur, as such term is defined for federal income tax purposes, thereby limiting the Company's ability to utilize its net operating loss carryforwards.

         Although the Company's common stock trades on the National Association of Securities Dealers, Inc. ("Nasdaq") system, neither the stock of TSSN nor any classes of the Company's preferred stock trade publicly. On March 13, 1995, the Company's common stock sold at a high of $1.50 and a low of $1.31.


ACQUISITION OF CHANNEL AMERICA TELEVISION NETWORK, INC.

         A secondary reason for the proposed increase in the number of authorized shares of common stock is to enable the Company to consummate the acquisition of Channel America Television Network, Inc. ("Channel America"), a Delaware corporation based in Darien, Connecticut. The acquisition agreements between the Company and Channel America, initially signed on July 13, 1995, amended on September 18, 1995, October 10, 1995, October 26, 1995, January 13, 1996 and February 7, 1996, provide that the Company will, in a two-step transaction, acquire 100% of the issued and outstanding shares of the capital stock of Channel America. The Company completed the first step of the transaction on October 10, 1995, when, in exchange for $1,000,000, the Company acquired 27,500,000 shares of the common stock of Channel America, which will represent at least 51% of the issued and outstanding shares of Channel America's voting stock, after giving effect to the anticipated issuance of additional shares of Channel America's common stock to its creditors pursuant to the anticipated conversion of Channel America's indebtedness described below. Of the $1,000,000 purchase price, $300,000 has been paid as of December 31, 1995, $300,000 is due and payable on February 29, 1996, and the balance, $400,000, was paid by the Company's delivery of its promissory note, bearing interest at eight percent per annum, the principal and accrued interest of which is payable on March 31, 1996. In the event that the Company defaults in the payment of any portion of the purchase price, the percentage of Channel America's shares acquired by the Company will be reduced pro rata with respect to the percentage of the purchase price actually paid. For accounting purposes, the Company's acquisition of the 51% interest in Channel America was recorded as of October 1, 1995, using the purchase method of accounting.



         The second step of the Channel America acquisition, wherein the Company has agreed to issue 48,000 shares of its Series H Convertible Preferred Stock (the "Series H Preferred"), convertible into 3,000,000 shares of the Company's common stock, as consideration for the remaining 49% of the shares of Channel America's common stock held by persons other than the Company, will be closed once an aggregate of 90% of the note holders of Channel America and holders of preferred stock, representing a total of $7,768,533 of debt and equity, agree to convert their debt or preferred stock, as applicable, into shares of Channel America's common stock. The Series H Preferred has been issued to an escrow agent, and will be held in escrow, pending: (a) the Company increasing the number of its authorized shares of common stock; (b) the Company filing a registration statement with the Securities and Exchange Commission, registering the shares of common stock underlying the Series H Preferred; and
(c) the agreement being approved by the shareholders of Channel America. If the second step of the agreement was not closed by December 31, 1995, either party had the right to cancel the second step of the acquisition agreement.
The parties are currently negotiating the date to which the closing will be extended. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION -- Purchase of Channel America Television Network."

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

GENERAL OVERVIEW

         TSSN ACQUISITION

         On March 14, 1995, the Company acquired 98.35% of the issued and outstanding common shares of TSSN from Stellar. In connection with the acquisition of the controlling interest in TSSN, the Company agreed to issue 16,759,038 shares of its common stock to Stellar, which, when issued, will represent 77.09% of the outstanding shares of the Company's common stock, calculated on a fully diluted basis as determined as of the date of acquisition. For financial reporting purposes, the Company's acquisition of TSSN is accounted for as a "reverse purchase acquisition". Under "reverse purchase accounting" rules, the financial statements of the Company after the acquisition of TSSN are presented as if TSSN acquired the assets of the Company. The financial statements of the Company are restated with the historical financial information of TSSN and the assets and liabilities of the Company prior to the TSSN acquisition are, after the TSSN acquisition, revalued and deemed to have a value equal to the market value of the Company's outstanding shares at the time of the TSSN acquisition. The market value of the Company's outstanding shares on the date of the TSSN acquisition, $4,084,153, was determined by averaging the month end trading range of the Company's common stock for the three months, December 1994, January 1995 and February, 1995. The transactional costs associated with the TSSN acquisition aggregated $305,000, including a finders fee of $150,000 and legal costs of $155,000. The carrying value of the tangible assets owned by the Company prior to the TSSN acquisition reflect their approximate fair market value. The difference ($3,309,000) between the market value of the Company's outstanding shares on the date the Company acquired TSSN ($4,084,153) and the fair market value of the net tangible assets of the Company prior to the TSSN acquisition was allocated to goodwill, which is being amortized on a straight line basis over 15 years, the estimated life of the membership list of the Company's recreational vehicle ranches. No value has been assigned to the 1.35% interest held by the minority shareholders of TSSN, as the book value of the net assets of TSSN was negative as of September 30, 1995.

         As the TSSN acquisition occurred in the middle of the month, March 14, 1995, the accounts of the Company have been consolidated with the accounts of TSSN as of February 28, 1995, a date that lies within the date on which the transaction was initiated and the date of closing. The purchase price of the TSSN acquisition and the net income for the period from February 28, 1995 to March 14, 1995 were reduced by imputed interest of $17,903 using a 10% annual rate of interest. The historical financial statements prior to February 28, 1995 included herein, are those of TSSN.

          The calculations of loss per share for the three months and nine months ended September 30, 1995 were based on the weighted average number of shares as follows: (a) for the period January 1, 1995 through March 14, 1995, the number of the Company's common shares to be issued to Stellar (500,000 shares); and (b) for the period from March 14, 1995 through September 30, 1995, the actual number of the Company's shares outstanding. For the three months and nine months ended September 30, 1994, the weighted average number of shares for each period was based on the number of the

Company's common shares to be issued to Stellar (500,000 shares) adjusted for the effect of a November 30, 1994 change in the number of issued shares of TSSN held by Stellar.

         OVERVIEW OF THE COMPANY PRIOR TO THE TSSN ACQUISITION

         In anticipation of the closing of the TSSN acquisition, the Company formed a wholly owned subsidiary, THI, and the Company contributed to THI all of the assets that were owned by the Company prior to the TSSN acquisition. Pursuant to the agreement between the Company and Stellar setting forth the terms of the TSSN acquisition (the "TSSN Acquisition Agreement"), the holders of record of the Company's common stock as of March 27, 1995, were issued a stock dividend consisting of the Company's Series D Preferred, which have limited voting rights. The Company has the right, but not the obligation, to redeem the Series D Preferred in exchange for all of THI's issued and outstanding capital stock.

         The Company previously had two business segments, a health related business segment and a recreational business segment. The Company operated the health related business segment through the following subsidiary corporations:
Lintronics Technologies, Inc. ("Lintronics"), The Good Health Channel, Inc. ("Good Health"), Imaging Technologies, Inc. ("Imaging"), and EVRO Trading Corporation ("EVRO Trading"). During the last quarter of the Company's 1994 fiscal year, the Company discontinued the business operations of its health related business segment (other than winding-up activities), effective as of December 31, 1994.

         The Company's recreational business segment is comprised of the ownership and operation of recreational vehicle ("RV") campground facilities and the Company conducts such operations out of its subsidiaries, Treasure Rockhound Ranches, Inc. ("Treasure Rockhound") and Tres Rivers, Inc. ("Tres Rivers"). Treasure Rockhound operates seven recreational ranches in four southwestern states. Its private membership organization, Camper Ranch Club of America ("Camper Ranch Club"), is now in its 22nd year of offering its approximately 5,300 dues-paying members, primarily RV travelers, daily or long term leases on improved campsites at its various ranch locations. In July 1994, the Company acquired a 46-acre recreational vehicle campground, Tres Rivers. Tres Rivers' RV facilities can accommodate approximately 500 RVs.
Tres Rivers also offers tent camping, cabin rentals and meeting and entertainment facilities.

PLAN OF OPERATION

         TSSN and its subsidiaries are all considered to be in the development stage as defined in Financial Accounting Standard No. 7. The Company is engaged in the development of a television shopping network marketing its products through satellite, television broadcast stations and cable networks. The Company anticipates that it will initiate broadcasting of its shopping programming in January 1995. Initially, the Company will market jewelry, gemstones, non- sports collectibles and other general merchandise through The Shopping Connection, Inc., a Florida corporation and a wholly owned subsidiary of the Company ("TSC"). The marketing of sports memorabilia, apparel and related merchandise will begin shortly thereafter.

         In November 1994, TSSN initiated the sale of sports memorabilia on a limited basis (6 to 21 hours per week) through a contractual arrangement with ViaTV Network located in Knoxville, Tennessee. Initially the broadcast was limited to satellite only homes; however, beginning in January 1995, TSSN sales programming was broadcast over the Nostalgia Network for 6 hours per week. While these sales activities confirmed, in management's opinion, the viability of TSSN's programming, the operations were discontinued in late February 1995 until TSSN could independently obtain broadcasting capability and distribution at more favorable economic costs.


         CASH REQUIREMENTS. The Company is currently unable to meet its cash requirements and will need approximately $5,750,000 to continue the execution of the TSSN business plan through 1996 including (1) $2,500,000 to satisfy its existing cash needs, including $1,110,000 for the repayment of existing bridge loans (2) $965,000 for its anticipated cash needs in the next twelve months,
(3) $760,000 to complete the acquisition of WinSAT and Channel America, (4) $500,000 for working capital to be utilized in the operations of Channel America and (5) $275,000 for THI debt and operations. The Company plans to obtain funds to satisfy its cash requirements from the issuance of its capital stock or from issuance of its debt securities. While the Company has retained Sands Brothers & Co. Ltd to assist the Company in its capital raising efforts, the Company currently has no binding commitment to receive either debt or equity financing and no assurance can be given that the Company will be successful in obtaining additional equity or debt funding.



         EXPECTED PURCHASE OF EQUIPMENT FROM WINSAT. In furtherance of TSSN's plans to acquire the ability to transmit its programming, the Company, on April 26, 1995, entered into an agreement to merge TSSN with America's Collectibles Network, Inc. ("ACN"), which agreement was subsequently terminated due to ACN's inability to obtain audited financial statements. Upon the termination of the ACN agreement, the Company, again, in an effort to obtain the ability to transmit its programming, on August 25, 1995, executed an agreement to merge WinSAT Communication Corporation ("WinSAT"), a Florida corporation based in Largo, Florida, into a wholly owned subsidiary of the Company, in exchange for $60,000 cash and the requisite number of shares of the Company's preferred stock to be designated which shall be convertible into 86,000 shares of the Company's common stock on the date that the Company increases its authorized shares of common stock. While the original agreement lapsed, on January 13, 1996, the Company executed a new agreement with WinSAT to purchase certain assets of WinSAT valued at $620,000 for (1) $30,000 in cash, (2) the requisite number of shares of the Company's preferred stock to be designated which shall be convertible into 230,000 shares of the Company's common stock on the date that the Company increases its authorized shares of common stock, and (3) the assumption of a note payable for $130,000. It is expected that the transaction will be completed on or before February 29, 1996. The asset purchase agreement is conditioned upon TSC entering into an employment agreement with Frankie S. Winsett, President of WinSAT.



         WinSAT owned four mobile satellite uplink facilities. The Company entered into the amended asset purchase agreement with WinSAT primarily to obtain two of those four uplink facilities and the services of Mr. Winsett who has experience in satellite communications and broadcasting in the television industry. The acquisition of the uplink facilities together with the employment agreement with Mr. Winsett will provide the Company and TSC with the capability to broadcast programming through the four mobile satellite uplink facilities. The Company does not intend to operate the business previously conducted by Winsett.

         PURCHASE OF CHANNEL AMERICA TELEVISION NETWORK. In furtherance of the Company's business plan to provide for the distribution of TSSN's programming, the Company and Channel America, entered into several agreements, more fully discussed below, wherein the Company agreed to acquire the business operations of Channel America. Channel America currently broadcasts its programming 24 hours per day through its television network. As of January 12, 1996, Channel America had 72 affiliates with a potential reach of approximately 27.7 million US households, including 7.3 million direct cable homes and 4.6 million satellite homes. The mix of television stations comprising the Channel America network includes 13 full power, 8 cable and 51 low power stations

         Channel America supplies its programming from an uplink facility in Los Angeles, California operated by IDB Communications. Channel America's signal is received by its broadcast and cable affiliates, who then transmit it to their respective viewers, however, viewers with satellite dishes can access the network directly by turning to the proper satellite coordinates. Channel America also holds licenses to operate four low-power television stations currently not broadcasting.

         Channel America has relied mainly on barter licensing, where it exchanges air time for programming. Channel America maintains a program library consisting of approximately 750 motion pictures and 400 television programs. The Company intends to initially commence broadcasting the programming of TSC, 6 hours per day, seven days per week on Channel America's network. Thereafter, the Company anticipates expanding such programming to 12 hours per day, seven days per week.


         The agreements between the Company and Channel America, initially signed on July 13, 1995, amended on September 18, 1995, October 10, 1995, October 26, 1995, January 13, 1996 and February 7, 1996, provide that the Company will, in a two-step transaction, acquire 100% of the issued and outstanding shares of the capital stock of Channel America. The Company completed the first step of the transaction on October 10, 1995, when, in exchange for $1,000,000, the Company acquired 27,500,000 shares of the common stock of Channel America, which will represent at least 51% of the issued and outstanding shares of Channel America's voting stock, after giving effect to the anticipated issuance of additional shares of Channel America's common stock to its creditors pursuant to the anticipated conversion of Channel America's indebtedness described below. Of the $1,000,000 purchase price, $300,000 has been paid as of December 31, 1995, $300,000 is due and payable on February 23, 1996, as extended, and the balance, $400,000, was paid by the Company's delivery of its promissory note, bearing interest at eight percent per annum, the principal and accrued interest of which is payable on March 31, 1996. In the event that the Company defaults in the payment of any portion of the purchase price, the percentage of Channel America's shares acquired by the Company will be reduced pro rata with respect to the percentage of the purchase price actually paid. For accounting purposes, the Company's acquisition of the 51% interest in Channel America was recorded as of October 1, 1995, using the purchase method of accounting.


         The second step of the Channel America acquisition, wherein the Company has agreed to issue 48,000 shares of its Series H Preferred, convertible into 3,000,000 shares of the Company's common stock, as consideration for the remaining 49% of the shares of Channel America's common stock held by persons other than the Company, will be closed once an aggregate of 90% of the note holders of

Channel America and holders of preferred stock, representing a total of $7,768,533 of debt and equity, agree to convert their debt or preferred stock, as applicable, into shares of Channel America's common stock. The Series H Preferred has been issued to an escrow agent, and will be held in escrow, pending: (a) the Company increasing the number of its authorized shares of common stock; (b) the Company filing a registration statement with the Securities and Exchange Commission, registering the shares of common stock underlying the Series H Preferred; and (c) the agreement being approved by the shareholders of Channel America. If the second step of the agreement was not closed by December 31, 1995, either party had the right to cancel the second step of the acquisition agreement. The parties are currently negotiating the date to which such deadline shall be extended.


         TSSN currently has no employees. TSSN's officers are employees of and are compensated by Stellar. Stellar provides management services pursuant to a Management Services Agreement wherein Stellar is obligated to provide to TSSN personnel, supplies, equipment, administrative and accounting services, management expertise, and other resources. During the nine months ended September 30, 1995, and 1994, Stellar billed TSSN $570,000 and $862,500, respectively, for such management and accounting services preformed on the Company's behalf. Stellar charged TSSN based upon estimated time and charges incurred by Stellar on the Company's behalf. Management asserts that the fees charged to the Company approximate the costs that would have been incurred by TSSN if it had operated on a stand alone basis. As the Company initiates its business plan, management expects to hire 50 to 100 employees.


RESULTS OF OPERATIONS

         The Company's net loss increased from $460,000 during the three months ended September 30, 1994 to $1,003,000 for the same period in 1995. The Company's net loss increased from $1,238,000 during the nine months ended September 30, 1994 to $2,615,000 for the same period in 1995. Such changes are primarily attributed to (a) the loss from the operations of THI and its subsidiaries for the period March 1, 1995 through September 30, 1995 ($417,000); (b) increased accounting, legal, and financial consulting services and other costs incurred to support the Company's acquisition and financing activities ($890,000); (c) the loss on the sale of sports memorabilia in January and February 1995 ($131,000); and (d) the amortization of goodwill, which increased as a result of the Company's acquisition of TSSN ($143,000), partially offset by a $190,000 reduction in fees for management and accounting services provided by Stellar.

         Revenues from "memberships and other" reflect the operations of the RV campground facilities operated by THI and its subsidiaries since February 28, 1995. Revenues from product sales ($176,000) for the nine months ended September 30, 1995, reflect the sale of sports memorabilia through a contractual arrangement with ViaTV Network located in Knoxville, Tennessee, during January and February, 1995. The cost of sales of sports memorabilia was $160,000. The cost of sales was approximately 30-35% higher than would normally be expected due to product selection and high product costs directly attributable to the initial low sales volume levels. Broadcasting and distribution costs (included in selling, general and administrative costs) were $147,000.

         Selling, general and administrative expenses for the nine months ended September 30, 1995, are comprised of (a) costs of $349,000 attributable to TSSN and its subsidiaries; (b) costs of $646,000 attributable to THI and its subsidiaries; and (c) corporate costs of $1,066,000, of which $890,000 represent legal, accounting and consulting services and other costs incurred in support of the Company's acquisition and financing activities.


LIQUIDITY AND CAPITAL RESOURCES

         The Company has incurred operating losses in 1993, 1994 and for the nine months ended September 30, 1995, of $1,703,000, $1,701,000, and
$2,615,000, respectively, which have adversely reduced the Company's liquidity and capital resources. In addition, TSSN will require a substantial capital infusion to fully establish its operations. The Company anticipates that these losses will continue for the first six months of 1996.


         During the four months ended February 15, 1996, the Company has issued its 8.5% Convertible Debentures ("Debentures") with a face value of $4,490,000 (the "Debentures") (net of sales discount of $880,000 and commissions and finder's fees of $549,000) and $500,000 from the sale of Series C Convertible Preferred Stock ("Series C Preferred"). The Debentures mature one year from the date of their respective issuance. The net proceeds received by the Company from the issuance of the Debentures were utilized as follows:
(1) repayment of bridge loan which was utilized to fund the initial deposit on Channel America acquisition ($252,000); (2) an additional payment to Channel America for its acquisition ($100,000); (3) advances to Channel America for payment of amounts due on the transponder and uplink contracts ($1,005,000);
(4) other advances to or payments on behalf of Channel America ($281,000); (5) legal and accounting fees incurred to complete certain filings with the Securities and Exchange Commission ($200,000); (6) debt service and working capital to fund the operations of THI ($400,000); (7) payment to Stellar for management and accounting services ($60,000); (8) working capital for operations ($613,000); (9) repayment of outstanding debt, the proceeds of which were previously used for working capital purposes ($350,000); (10) consulting services ($100,000); and (11) the redemption of previously issued shares of the Company's Series C Preferred ($200,000).


         During the four months ended February 15, 1996, the Company issued Debentures aggregating $4,490,000. The Debentures provide that they may be converted, at the option of the holder, at any time commencing 41 days after issuance, into shares of common stock of the Company at a conversion price equal to 50% to 57.5% of the "Market Price." "Market Price" is defined to be the lower of (1) the average closing bid price of the common stock for the five business days immediately preceding the conversion date; or (2) the average closing bid price of the common stock for the five business days immediately prior to the date of subscription by the holder as reported by Nasdaq. In the event the Company fails to obtain authorization for the issuance of the common stock prior to 60 days from issuance of the Debentures, then the holder shall receive additional common stock from the Company equal to 5% of the principal amount of the Debenture. In the event the Company fails to obtain authorization for the issuance of the common stock prior to 90 days from issuance of the Debentures, then the holder shall receive additional common stock from the Company equal to an additional 5% of the principal amount of the Debenture. If authorization is not received in 90 days from the issuance of the debentures, the Company shall redeem the Debentures in full by cash payment of the product of the Market Price and the higher number of shares of common stock that would be issuable inclusive of any additional shares, together with accrued interest. During January, 1996, the time lapsed for obtaining authorization for issuance of common stock pursuant to the terms of certain of the Debentures. The Company is currently negotiating to extend such deadlines with the individual Debenture holders.


         On November 1, 1995, pursuant to a Stock Purchase Agreement, the Company sold to an accredited investor, 50,000 shares of Series C Preferred for $500,000. The buyer has an option to put the shares back to the Company at a redemption price of $10.00 per share for a period of six months following the date of issuance. As security for the agreement by the Company to buy back any shares put to the Company, the Company has pledged all common shares of Channel America owned by the Company and 40 shares of the Company's Series L Convertible Preferred Stock ("Series L Preferred"), representing the equivalent of 2,000,000 common shares upon conversion. In addition, the Company entered into a five- year consulting agreement with Southern Resource Management, Inc., of which the investor is president. The agreement provided for five payments of $125,000 each, beginning on January 26, 1996, as extended, and on November 1, 1996, 1997, 1998 and 1999. The Company was required to deliver to the consultant, on or before January 26, 1996, as extended, either a letter of credit in the amount of $500,000 or a "Satisfaction Payment" of $500,000 in cash. The Company has pledged 60 shares of the Company's Series L Preferred, representing the equivalent of 3,000,000 common shares upon conversion, as security for payment of the Satisfaction Payment of $500,000. In addition, D. Jerry Diamond and Daniel M. Boyar personally guaranteed the obligations of the Company pursuant to the Stock Purchase Agreement and Consulting Agreement. The Company is negotiating for an extension of the date when it must deliver the letter of credit to Southern Resource Management, Inc.


         The Company is currently experiencing a significant deficit in working capital and TSSN (the Company's primary future operating subsidiary) has operated since its inception with a negative working capital position. As of September 30, 1995, the Company had current assets of $666,000 and current liabilities of $3,972,000, or a working capital deficit of $3,306,000. The Company is currently in default on various notes payable aggregating $2,250,000. These factors raise substantial doubts as to the Company's ability to continue as a going concern unless it is able to successfully complete a sizable private equity offering and attain future profitable operations. The future success of the Company will depend, among other factors, upon management's ability to attain and maintain profitable operations, to obtain favorable financing arrangements, to retire its current indebtedness and to raise additional capital.

         If the shareholders of the Company do not approve the increase in the Company's authorized common stock, the holders of the Company's Debentures will likely demand the repayment of amounts owed to them in cash rather than convert such Debentures into shares of the Company's common stock as the Company will not be able to issue additional shares. Thus, it is critical to the success of the Company that the shareholders of the Company's common stock increase the authorized shares of the Company's common stock. Not only are the increased shares needed for possible issuance to Debenture holders, but such shares are also needed to raise additional capital for the Company. On the other hand, if the shareholders of the Company fail to increase the authorized shares of the Company's preferred stock, the Company does not envision that such action will materially impact the Company, although it will limit the Company's ability to engage in certain financing transactions requiring the issuance of preferred stock. If the shareholders of the Company do not approve an increase in the Company's common stock, the Company will likely seek to renegotiate the terms of its existing Debentures to extend the maturity date thereof, however, there can be no assurance that the Debenture holders would extend the terms of the Debentures in which case, if payment of a substantial amount of the Debentures were demanded, the Company would likely be unable to meet such request.

         Despite the inability of the Company to establish positive cash flow from its operations it has been able to raise capital through the issuance of its debentures and its preferred stock, however, there can be no assurance that the Company will be able to continue to issue its securities. The Company has recently entered into agreements to diversify its business into two different areas: (a) the formation of a joint venture with MIT-F/x, Inc. to distribute a computer animated television series called W.I.N.G.S. ANGELA; and (b) the formation of a joint venture with SBI Communications to broadcast an interactive live television bingo game show. The Company anticipates that each of these ventures will result in positive cash flow during the Company's fiscal 1996 year.


         During the next several months, the Company anticipates raising additional capital through the issuance of additional debentures and/or additional shares of its preferred stock. To this end, the Company has retained Sands Brothers & Co. Ltd. to assist the Company in its fund raising activities, however there can be no assurance that the Company will be successful in its efforts to raise additional capital.


AMENDMENTS TO THE COMPANY'S ARTICLES OF INCORPORATION

     The Board has approved an amendment to the Company's Articles of Incorporation which would change the Company's name from "EVRO Corporation" to "Channel America Broadcasting, Inc.", which name, in the opinion of management, better reflects the Company's current business focus.

     The primary matter to be voted on at the Special Shareholders' meeting is the approval of an amendment to the Company's articles of incorporation that would increase the number of authorized common shares from 2,500,000 to 100,000,000, each with a par value of $.001. The Company wishes to increase the number of authorized shares in order to fulfill its commitment to issue shares of its common stock to Stellar in exchange for 98.35% of TSSN's outstanding common stock. Additionally, the increased shares of common stock will permit the Company to issue shares of common stock to the holders of the Company's issued convertible preferred stock. Moreover, the Company has issued its Debentures, which entitle the holders thereof with the right to convert the principal amount of the Debentures into shares of the Company's common stock. Furthermore, the Company has entered into various agreements to acquire the assets of other businesses in exchange for shares of the Company's common stock. The Company currently does not have a sufficient number of authorized shares of common stock to accommodate the conversion rights set forth in the issued shares of its preferred stock and its outstanding Debentures and its contractual commitments to issue shares for the business combinations that it has negotiated. The general effect of the approval of this amendment to increase the Company's authorized shares of common stock will be to dilute the voting power and ratable share of earnings of the common stockholders in inverse proportion to the increase in authorized shares.

     The Board has also approved a proposed amendment to increase the number of the Company's authorized preferred shares from 1,250,000 to 25,000,000. The Company has issued numerous series of its preferred stock and the Company currently has insufficient authorized shares of its common stock to issue to the holders of the Company's preferred shares who elect to convert their shares of preferred stock. If the common shareholders of the Company do not approve the amendment to the Company's

Articles of Incorporation increasing the authorized shares of the Company's common stock the preferred shareholders will not be able to convert their shares of preferred stock. The Company has issued its preferred stock during its 1995 fiscal year, primarily due to the fact that the Company had issued all of its authorized shares of common stock. The Company issued its preferred stock for the following reasons: (a) to acquire other businesses (Series D, E and F Preferred - issued to the shareholders of the Company, BHI and Stellar, respectively, in connection with the TSSN acquisition; and Series H Preferred - issued to Channel America); (b) to raise additional capital (Series C Preferred - issued for cash); (c) to secure indebtedness of the Company (Series L issued to secure indebtedness for services rendered to the Company); and (d) in payment for services provided to the Company (Series F, I and M issued in payment for financial and legal services rendered to the Company). It is possible that the Company will issue additional shares of its preferred stock, from time to time, without the consent of its existing shareholders. By increasing the number of authorized shares of preferred stock, the Company will be able to issue additional shares of preferred stock without the consent of the Company's common or preferred shareholders. The Company's preferred stock will have preferential claims to the assets of the Company in the event the Company is dissolved or liquidated.


     The following is a brief summary of the characteristics of the various classes of the Company's capital stock.

DESCRIPTION OF SECURITIES


     COMMON STOCK - The Company has authorized common stock of 2,500,000 shares with no par value, of which 2,497,957 shares were issued at February 15, 1996, of which 459 shares were held by THI. Although the Company has not in the past and has no current plans to declare cash dividends, each common share is equally entitled to receive any cash dividends declared on such shares. However, the Company's common stock does not entitled its holder to preemptive rights.


     The Board has proposed increasing the number of authorized shares of common stock to 100,000,000, with a par value of $.001 per share. All shares of common stock issued as the result of the conversion of its preferred stock will be restricted in that they may not be resold for three years absent registration under the Securities Act of 1933 or an exemption to such registration. The restrictions on resale severely impair the marketability of such shares. As a result, restricted shares are expected to trade at a significant discount to the market value of unrestricted shares.

     PREFERRED STOCK - The Company has authorized 1,250,000 shares of preferred stock with no par value. The Board has proposed increasing the number of authorized shares of preferred stock to 25,000,000, with a par value of $.001 per share. The following discussion provides information relevant to the possible conversion and/or redemption of each series of preferred stock with outstanding shares in that series.


     Series C Convertible Preferred Stock ("Series C Preferred") - The Board has established this series with 500,000 shares authorized, with a stated value of $10.00 per share. As of February 15, 1996, 210,400 shares of Series C Preferred were issued and outstanding. This series has no voting rights,
except as provided by operation of law.   Under applicable law, the Company
cannot without the affirmative vote or the written consent of 80% of the holders of the outstanding shares, voting as a class, change the preferences, rights or limitations with respect to the Series C Preferred in any material respect prejudicial to the holders thereof, or increase the authorized number of shares in this series so long as shares of Series C Preferred remain outstanding. Moreover, this series shall not bear dividends.

     Shares of Series C Preferred may be redeemed in whole or in part, at the option of the Company, at any time on or after April 15, 1996 at a price equal to the sum of $10.00 per share. Each holder of Series C Preferred shall have the right on or before April 15, 1997, to convert each share into fully paid and nonassessable shares of the Company's common stock at a conversion price equal to 50% of the common stock's market value. The market value shall be determined as follows: (a) if at the time of valuation the Company's common stock is listed on any national securities exchange, the average closing price on such exchange for the ten day period prior to conversion, or, if listed on more than one exchange, on the exchange on which the Company's common stock shall have the largest total trading volume; (b) if at the time of valuation, the Company's common stock is publicly traded but not listed on any national securities exchange, the average of the average closing bid and asked prices appearing on Nasdaq for the ten day period preceding the conversion date or, if not listed on Nasdaq, the average closing bid and asked prices as reported by the National Quotation Bureau, Inc. or a comparable general quotation service; or (c) if at the time of valuation the Company's common stock is not publicly traded, the net book per share as reflected on the Company's audited balance sheet for its latest fiscal year ending prior to the valuation date.
In the event the Series C Preferred is called for redemption, the right of conversion shall cease and terminate at the close of business the day preceding the date fixed for the redemption of such shares. The Company has no sinking fund obligations in connection with this series.


     In the event of liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or otherwise, after payment of the debts and other liabilities of the Company and before any distribution shall be made to the holder of any class of the Company's common stock, each holder of Series C Preferred shall be entitled to receive, out of the net assets of the Company, the sum of $10.00 in cash for each share of Series C Preferred held, aggregating $2,104,000 subject to the first priority of all holders of Series A Convertible 10% Preferred Stock ("Series A Preferred") and Series B 8% Preferred Stock ("Series B Preferred").

Series D Convertible Preferred Stock ("Series D Preferred") - The Board has established this series with 17,000 shares authorized, with no par value. As of February 15, 1996, 16,984.9 shares of Series D Preferred were issued and outstanding.


     Pursuant to the terms of the Company's acquisition of TSSN, the Company issued one share of Series D Preferred for each 100 shares of issued and outstanding common stock (See "INCREASE IN AUTHORIZED SHARES OF COMMON AND PREFERRED STOCK--Acquisition of the Sports & Shopping Network, Inc." for a detailed description of the TSSN Acquisition) to all holders of common stock of record as of March 27, 1995, except for Stellar. The Company issued the stock certificates on or about August 28, 1995.

     Series D Preferred has no voting rights except as provided by operation of law. As long as any Series D Preferred remains outstanding, the Company shall not, without the affirmative vote or written consent of the holders of a majority of the Series D Preferred (a) change the preferences, rights or limitations with respect to the Series D Preferred, or increase the authorized number of shares of such Series, but nothing herein contained shall require such a vote or consent (i) in connection with any increase in the total number of authorized shares of the Company's common stock; or (ii) in connection with the authorization, designation, increase or issuance of any class or series of stock holding a ranking subordinate to the Series D Preferred; (b) cause THI to issue additional capital stock; (c) pledge, hypothecate or otherwise encumber the THI common stock held by the Company; or (d) take any other action which will restrict the Company's ability to conduct the conversion of the Series D Preferred.

     At any time after issuance, the issued and outstanding shares of Series D Preferred may be converted, at the sole option of the Company, into 100% of the THI common stock owned by the Company on the effective date of conversion. The Series D Preferred may only be converted into the THI common stock in whole, not in part. Upon conversion, one share of Series D Preferred will be converted into an amount of THI common stock equal to the product of (a) the number of shares of THI common stock owned by the Company on the date of conversion and (b) a fraction, the numerator of which is one and the denominator of which is the number of shares of Series D Preferred issued and outstanding on the date of conversion. Holders of Series D Preferred do not have the option to convert.

     The Company has contractually agreed to issue to THI shares of the Company's authorized but previously unissued common stock (the "Distribution Shares") which on an annualized basis will equal 20% of THI's average total assets, assuming for the purposes of such issuance that the Distribution Shares have a value of $2.00 per share. The Distribution Shares will be issued each March 14th, commencing in 1996, based upon the average total assets for the previous 12 months. THI has granted the Corporation's majority shareholder, Stellar, an option (the "Stellar Option") to purchase the Distribution Shares at any time until June 30, 1997 at a price equal to the greater of $2.00 per share or 50% of the bid price of the Company's publicly traded common stock as of the last day of the month preceding Stellar's exercise of the Stellar Option. If Stellar has not exercised the Stellar Option prior to March 14, 1996, the Corporation has agreed to issue to THI additional Distribution Shares at the same rate specified above for each successive 12 month period.


     If the Company fails to convert all shares of Series D Preferred by June 30, 1997, the Company shall declare a stock dividend to the holders of the Series D Preferred, on a pro rata basis, of an amount of the Company's restricted common stock equal to the total number of Distribution Shares which have been distributed to THI as of June 30, 1997. The stock dividend shall have a record date of July 1, 1997, and shall be declared each successive July 1 until the Company converts the Series D Preferred shares, based upon the amount of Distribution Shares conveyed to THI during the 12 month period preceding the July 1 record date. As of February 15, 1996, there were no dividends in arrears related to Series D Preferred.


     In the event of liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or otherwise, after payment of the debts and other liabilities of the Company and before any distribution shall be made to the holder of any class of the Company's common stock, each holder of

Series D Preferred shall be entitled to receive, out of the net assets of the Company, the Company's shares of THI's common stock, aggregating $3,885,000 (the approximate net book value of THI as of September 30, 1995) subject to the first priority of all holders of Series A Preferred, Series B Preferred and Series C Preferred. The Company has no sinking fund obligations in connection with Series D Preferred.

Series E Convertible Preferred Stock ("Series E Preferred") - The Board has established 30,000 shares of authorized Series E Preferred with no par value. As of February 15, 1996, all 30,000 shares were issued and outstanding. The holder of each of Series E Preferred is entitled to one vote on each matter with respect to which a vote is required of the shareholders of the Company's common stock. As long as the Series E Preferred is outstanding, the Company cannot without the affirmative vote or the written consent as provided by law of 80% of the holders of the outstanding shares, voting as a class, change the preferences, rights or limitations with respect to the Series E Preferred in any material respect prejudicial to the holders thereof, or increase the authorized number of shares of such series. Series E Preferred shall not bear dividends.

     Each holder of Series E Preferred shall have the right, at his option, at any time after the Company increases its authorized common shares, to convert each share into fully paid and nonassessable shares of the Company's common stock at a conversion ratio of 100 shares of common stock for each share of Series E Preferred. The Company has no power to force redemption or conversion of these shares and is not required to provide any type of sinking fund to accommodate conversion.

     In the event of liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or otherwise, after payment of the debts and other liabilities of the Company and before any distribution shall be made to the holder of any class of the Company's common stock, each holder of Series E Preferred shall be entitled to receive, out of the net assets of the Company, the sum of $1.00 in cash for each share of Series E Preferred held, aggregating $30,000, subject to the first priority of all holders of Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred.


Series F Convertible Preferred Stock ("Series F Preferred") - The Board has established 1,680 authorized shares of Series F Preferred with no par value.
As of February 15, 1996, 1,352.5911 of these were issued and outstanding. The Company had issued 1,280 shares of Series F Preferred to Stellar pursuant to the terms of the TSSN acquisition. (See "INCREASE IN AUTHORIZED SHARES OF COMMON AND PREFERRED STOCK--Acquisition of the Sports and Shopping Network, Inc." for a detailed discussion of the TSSN acquisition). In addition, the Company issued 44.449 shares of Series F Preferred for services provided to the Company by consultants and the Company has issued 28.1421 shares of its Series F Preferred to the former shareholders of TSSN, other than Stellar.


     Holders of Series F Preferred are entitled to 1,000 votes per share on each matter with respect to which a vote is required of the shareholders of the Company's common stock. As long as any Series F Preferred shares remain outstanding, the Company may not without the affirmative vote or the written consent as provided by law of 80% of the holders of the outstanding shares, voting as a class, change the preferences, rights or limitations with respect to the Series F Preferred in any material respect prejudicial to the holders thereof, or increase the authorized number of shares of such series. Series F Preferred shall not bear dividends.

     Each holder of Series F Preferred shares shall have the right, at his option, at any time after the Company increases its authorized common shares, to convert each share into fully paid and nonassessable shares of the Company's common stock at a conversion ratio of 10,000 shares of common stock for each share of Series F Preferred. The Company has no right to redeem any Series F Preferred shares, nor does it have any sinking fund obligations with respect to such shares.

     In the event of liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or otherwise, after payment of the debts and other liabilities of the Company and before any distribution shall be made to the holder of any class of the Company's common stock, each holder of Series F Preferred shall be entitled to receive, out of the net assets of the Company, the sum of $1.00 in cash for each share of Series F Preferred held, aggregating $1,352, subject to the first priority of all holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred.

Series H Convertible Preferred Stock ("Series H Preferred") - The Company has authorized a total of 100,000 shares of Series H Preferred with no par value. As of February 15, 1996, 48,000 shares were issued and outstanding. The Company issued the outstanding shares of Series H Preferred pursuant to the terms of the Channel America acquisition. (See "INCREASE IN AUTHORIZED SHARES OF COMMON AND PREFERRED STOCK--Acquisition of Channel America Television Network, Inc." for a detailed discussion of the Channel America acquisition).

     Any Series H Preferred shareholder may, at his option, at any time after the Company increases its number of authorized shares of common stock shares, but in no event later than June 30, 1997, into a number of shares of the Company's common stock equal to 125 divided by the greater of the market price of the Company's common stock at the date of conversion or $2.00. For this purpose, the market value of the Company's common stock shall be determined as follows: (a) if at the time of valuation the Company's common stock is listed on any national securities exchange, the average closing price on such exchange for the ten day period prior to conversion, or, if listed on more than one exchange, on the exchange which the Company's common stock shall have had the largest total trading volume; (b) if at the time of valuation the Company's common stock is publicly traded but not listed on any national securities exchange, the average bid and asked prices appearing on Nasdaq for the ten day period preceding the conversion date, or, if not listed on Nasdaq, the average of the average closing bid-and-asked prices as reported by the National Quotation Bureau, Inc. or a comparable general quotation service; or (c) if at the time of valuation the Company's common stock is not publicly traded, the net book value per share as reflected on the Company's audited consolidated balance sheet for its latest fiscal year ending prior to the valuation date.

     The Company also has the option to redeem any or all Series H Preferred shares at a price of $125.00 per share. In the event that the Company fails to redeem 100% of the outstanding shares of Series H Preferred, the redemption must occur in a nondiscriminatory manner. Moreover, after the Company provides notice of redemption, any holder of Series H Preferred may convert such shares into shares of the Company's common stock in accordance with the terms set forth in the preceding paragraph any time on or before the designated redemption date.

     In the event of liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or otherwise, after payment of the debts and other liabilities of the Company and before any distribution shall be made to the holder of any class of the Company's common stock, each holder of Series H Preferred shall be entitled to receive, out of the net assets of the Company, the sum of $125.00 in cash for each share of Series H Preferred held, aggregating $6,000,000, subject to the first priority of all holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred.

Series I Convertible Preferred Stock ("Series I Preferred") - The Board has established Series I Preferred consisting of 7,000 authorized shares with no par value. As of February 15, 1996, the Company had issued 6,750 of Series I Preferred as payment for certain financial consulting services rendered to the Company.

     The Series I Preferred has no voting rights except as provided by operation of law and shall not bear dividends. As long as the Series I Preferred is outstanding, the Company may not without the affirmative vote or the written consent as provided by law of 80% of the holders of the outstanding shares, voting as a class, change the preferences, rights or limitations with respect to the Series I Preferred in any material respect prejudicial to the holders thereof, or increase the authorized number of shares of such series.

     Each holder of Series I Preferred shall have the right, at his option, at any time after the Company increases its authorized common shares, to convert each share into fully paid and nonassessable shares of the Company's common stock at a conversion ratio of 200 shares of common stock for each share of Series I Preferred. The Company has no right to redeem or force conversion and has no sinking fund obligations in connection with this series.

     In the event of liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or otherwise, after payment of the debts and other liabilities of the Company and before any distribution shall be made to the holder of any class of the Company's common stock, each holder of Series I Preferred shall be entitled to receive, out of the net assets of the Company, the sum of $165.00 in cash for each share of Series I Preferred held, aggregating $1,113,750, subject to the first priority of all holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred and Series H Preferred.

Series L Convertible Preferred Stock ("Series L Preferred") - The Board has authorized 100 shares of Series L Preferred with no par value. As of February 15, 1996, all 100 shares of Series L Preferred were issued and outstanding. Series L Preferred shall bear no dividends.

     The Series L Preferred has no voting rights except as provided by operation of law and shall not bear dividends. As long as the Series L Preferred is outstanding, the Company may not without the affirmative vote or the written consent as provided by law of 80% of the holders of the outstanding shares, voting as a class, change the preferences, rights or limitations with respect to the Series L Preferred in any material respect prejudicial to the holders thereof, or increase the authorized number of shares of such series.

     Each holder of Series L Preferred shares shall have the right, at his option, at any time after the Company increases its authorized common shares, but in no event later than June 30, 1997, to convert each share into fully paid and nonassessable shares of the Company's common stock at a conversion ratio of 50,000 shares of common stock for each share of Series L Preferred. The Company has no right to redeem any Series L Preferred shares, nor does it have any sinking fund obligations with respect to such shares.

     In the event of liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or otherwise, after payment of the debts and other liabilities of the Company and before any distribution shall be made to the holder of any class of the Company's common stock, each holder of Series L Preferred shall be entitled to receive, out of the net assets of the Company, the sum of $50,000.00 in cash for each share of Series L Preferred held, aggregating $5,000,000, subject to the first priority of all holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred, Series H Preferred and Series I Preferred.

Series M Convertible Preferred Stock ("Series M Preferred") - The Board has authorized 40,000 of Series M Preferred with no par value. As of February 15, 1996, all 40,000 shares were issued and outstanding. Of these, the Company issued 15,000 to Daniel M. Boyar as compensation for services and 25,000 shares to the law firm of Scolaro Shulman, in exchange for legal services. Further, Series M Preferred bears no dividends.

     Each holder of Series M Preferred shares shall have the right, at his option, at any time after the Company increases its authorized common shares, but in no event later than June 30, 1997, to convert each share into fully paid and nonassessable shares of the Company's common stock at a conversion ratio of 10 shares of common stock for each share of Series M Preferred. The Company has no right to redeem any Series M Preferred shares, nor does it have any sinking fund obligations with respect to such shares.

     In the event of liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or otherwise, after payment of the debts and other liabilities of the Company and before any distribution shall be made to the holder of any class of the Company's common stock, each holder of Series M Preferred shall be entitled to receive, out of the net assets of the Company, the sum of $10.00 in cash for each share of Series M Preferred held, aggregating $400,000, subject to the first priority of all holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred, Series H Preferred, Series I Preferred and all holders of Series L Preferred.

     The Company has also authorized several other classes of preferred stock, including Series A Preferred, Series B Preferred, Series J Convertible
Preferred Stock and Series K Convertible Preferred Stock.(1) As of February 15, 1996, no shares from any of these series were outstanding. Accordingly, the proposed increase in authorized shares of the Company's common stock shall not involve the conversion, redemption, or other form of exchange of any these types of preferred shares.





                   [Balance of page intentionally left blank]





____________________

        (1) The Board has never authorized a Series G of the Company's Preferred Stock and has retired its Series B Preferred.

MARKET FOR THE COMPANY'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a)  PRICE RANGE OF COMMON STOCK


     The following table shows the high and low closing bid prices as reported by Nasdaq for the Company's common stock for the calendar quarters indicated. The Company's common stock is traded on Nasdaq Small Cap Market under the symbol "EVRO".

     The quotations represent prices between dealers in securities, do not include retail markup, markdowns or commissions and may not necessarily represent actual transactions.

                        1994                                         HIGH                   LOW
                        ----                                         ----                   ---
                    First Quarter                                   $57.40                $17.60
                    Second Quarter                                   28.80                 12.60
                    Third Quarter                                    23.80                 10.00
                    Fourth Quarter                                   10.60                  3.20

                        1995
                        ----
                    First Quarter                                     3.75                  1.13
                    Second Quarter                                    4.25                  1.13
                    Third Quarter                                     3.38                   .75
                    Fourth Quarter                                    3.00                  1.03

     The above prices have been adjusted to reflect a 1:20 reverse stock split effective January 26, 1995.

     The high and low sale prices for January 26, 1995, the day prior to the public announcement of the agreement with Stellar to acquire a 98.35% interest in TSSN, were $2.875 and $1.25, respectively.

(b)  APPROXIMATE NUMBER OF EQUITY SECURITY HOLDERS

     As of February 15, 1996, the number of shareholders of record of the Company's common stock was approximately 2,400.

(c)  DIVIDENDS

     The Company has never paid cash dividends on its common stock. Payment of dividends is within the discretion of the Company's Board of Directors and will depend on, among other factors, earnings, capital requirements and the operating and financial condition of the Company. At the present time, the Company anticipates retaining future earnings, if any, in order to finance the development of its business activities. The holders of the Company's common stock as of the record date of March 27,

1995, were issued a stock dividend during August 1995 consisting of the Company's Series D Preferred which have limited voting rights. The Company has the right, but not the obligation, to redeem the Series D Preferred in exchange for all of THI's issued and outstanding capital stock.

     THI is entitled to receive on an annual basis that number of shares of the Company's voting common stock ("Special Shares") equal to 20% of the average total assets of THI over a twelve month period (March 14 through the following March 13 each year) divided by Two Dollars ($2.00). THI's right to receive the Special Shares provided is earned pro ratably over the applicable twelve month period. Such entitlement would cease upon the redemption of the Series D Preferred. Stellar has the right to purchase from THI any Special Shares of the Company's common stock received until June 30, 1997 for an amount equal to the greater of Two Dollars ($2.00) per share or 50% of the bid price of the Company's then publicly traded stock as of the end of the month preceding Stellar's exercise of its right to purchase. The Company is prohibited from pledging, hypothecating or otherwise encumbering its shares of THI's capital stock.

     The Series D Preferred contains a special dividend provision that in the event such preferred stock is not redeemed by June 30, 1997, the Company shall, as of July 1, 1997, declare a stock dividend of its voting common stock payable to the holders of the Series D Preferred equal to the number of shares of common stock held by THI as of June 30, 1997. Additional stock dividends shall be payable to the holders of Series D Preferred each July 1st following July 1, 1997 until the Company has redeemed its Series D Preferred. The amount of such additional stock dividend shall equal the number of shares of the Company's common stock transferred to THI during the immediately preceding twelve month period.



FINANCIAL AND OTHER INFORMATION

MERGERS, CONSOLIDATIONS, ACQUISITIONS AND SIMILAR MATTERS

     The following financial information with respect to the Registrant and The Sports & Shopping Network, Inc. required by Item 14(b) is incorporated by reference pursuant to Item 14(c) from Form 10-KSB/A-2 for the fiscal year ended December 31, 1994 and Form 10-QSB for the quarterly period ended March 31, 1995, copies of which are enclosed with this Information Statement:

ITEM 14(b) Pursuant to Note F to Schedule 14A, the following financial statements and proforma financial information is provided pursuant to Item 310 of Regulation S-B in lieu of the financial statements required in Schedule 14A.

     (1) Financial statements of the Company set forth in Part II, Item 7 of the Company's Form 10-KSB/A-2 for the fiscal year ended December 31, 1994 and Item 1 of the Company's Form 10-QSB for the quarterly period ended September 30, 1995 are incorporated herein by reference. Financial statements of Channel America, filed as an amendment to the Company's Current Report on Form 8-K for Events Occurring September 18, 1995, for the fiscal year ended December 31, 1994 and the quarterly period ended September 30, 1995 are incorporated herein by reference.


     (2) Financial Statements of The Sports & Shopping Network, Inc. for the years ended December 31, 1994 and 1993 and for the period from inception (December 16, 1992) through December 31, 1992:


       Independent Auditors' Report   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

       Consolidated Balance Sheets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

       Consolidated Statements of Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

       Consolidated Statement of Stockholders' Equity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

       Consolidated Statements of Cash Flows  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

       Notes to Consolidated Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52-62



     (3) Proforma Financial Information for the year ended December 31, 1994 is attached hereto as Schedule B to this Proxy Statement and pro forma financial information for the nine months ended September 30, 1995, set forth in Item 5, Other Information of the Company's Form 10-QSB for the quarterly period ended September 30, 1995 are also incorporated herein by reference. Pro forma financial information for the nine months ended September 30, 1995, set forth in the amendment to the Company's Form 10-8K for the Current Event Occurring September 18, 1995 is also incorporated herein by reference.



ITEM 14(b)(3)(i)(A): Description of Business set forth in Part I, Item 1 of the Company's Form 10-KSB/A-2 for the fiscal year ended December 31, 1994 is incorporated herein by reference.

ITEM 14(b)(3)(i)(B): Description of Property set forth in Part I, Item 2 of the Company's Form 10-KSB/A-2 for the fiscal year ended December 31, 1994 is incorporated herein by reference.


ITEM 14(b)(3)(i)(C): Legal Proceedings set forth in Part I, Item 3 of the Company's Form 10-KSB/A-2 for the fiscal year ended December 31, 1994 is incorporated herein by reference. Additionally, the Company has stipulated to the entry of a judgment to a lawsuit filed on or about February 1, 1996 in the Circuit Court of the Fifth Judicial Circuit of the State of Florida styled Genesee Cattle Co., V. EVRO Corporation. The Company had borrowed $550,000 from Genesee Cattle Co. and the loan had matured. The Company and Genesee Cattle have entered into a settlement agreement wherein the Company agreed to pay the amounts due Genesee on demand. To date, the Company has repaid Genesee $350,000 of the amount that is due Genesee.

     The Company is the subject of an informal private inquiring initiated by the staff of the SEC regarding the sale of its securities in transactions exempt from the registration provisions of the Securities Act of 1933, as amended and the issuance by the Company of certain press releases during 1994.


ITEM 14(b)(3)(i)(H): Management's Discussion and Analysis or Plan of Operation set forth in Part II, Item 6 of the Company's Form 10-KSB/A-2 for the fiscal year ended December 31, 1994 and Item 2 of the Company's Form 10-QSB for the quarterly period ended September 30, 1995 are incorporated herein by reference.

ITEM 14(b)(3)(i)(H): Changes in and disagreements with accountants on accounting and financial disclosure set forth in Part II, Item 8 of the Company's Form 10-KSB/A-2 for the fiscal year ended December 31, 1994 is incorporated herein by reference.

                                        By Order of the Board of Directors


Dated ____________________              _____________________________________
                                        Secretary

               Schedule A to the Proxy Statement for the Company




                            PRO FORMA CAPITALIZATION



        The following table sets forth the number of shares of the Company's common stock that would have been issued, as of February 15, 1996, assuming that, effective as of that date, the shareholders of the Company had approved an increase in the number of shares of the Company's authorized shares of common stock, and, assuming further that: (i) the holders of the Company's preferred stock exercised their rights to convert the Company's outstanding shares of preferred stock into shares of the Company's common stock; (ii) the Company issued the balance of the shares that it had contractually agreed to issue to Stellar for the shares of TSSN; and (iii) the Company acquired the assets of WinSAT Communication Corporation ("WinSAT").




Class of Stock or, alternatively, the
Obligation Giving Rise to the Potential                                                                      Common Stock
Issuance of Common Stock                                                                                      Equivalents
------------------------                                                                                      -----------
Common Stock Issued as of
December 31, 1995 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2,497,957

Series C Convertible Preferred Stock
210,400 shares issued . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,547,059(1)

Series E Convertible Preferred Stock
30,000 shares issued  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3,000,000(2)

Series F Convertible Preferred Stock
1,352.5911 shares issued  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13,525,911(3)

Series H Convertible Preferred Stock
48,000 shares issued  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2,205,882(4)

Series I Convertible Preferred Stock
6,750 shares issued . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,350,000(5)

Series L Convertible Preferred Stock
100 shares issued . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5,000,000(6)

Series M Convertible Preferred Stock
40,000 shares issued  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 400,000(7)

Balance of Shares that the Company is
Contractually Obligated to Issue to
Stellar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2,833,038(8)

Shares to be issued to WinSAT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   230,000(9)

Shares to be issued to the holders
of the Company's 8.5% Convertible
Debentures Due October 31, 1996 and thereafter. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2,832,380(10)
                                                                                                              ---------

Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35,422,227
                                                                                                             ==========

Adjusted Total (See Footnote 6) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30,422,227
                                                                                                             ==========



        (1)As of February 15, 1996 there were 210,400 shares of Series C Preferred Stock issued at a price of $10.00 per share. The holders of the Series C Preferred Stock can convert the shares into the Company's common stock at 50% of the market price of the Company's common stock. The market price of the Company's common stock, as of February 15, 1996, was $2.72 (this price represents the stock's closing price for February 15, 1996).

        (2)As of February 15, 1996 there were 30,000 shares of Series E Preferred Stock issued, convertible into 3,000,000 shares of the Company's common stock.

        (3)As of February 15, 1996 there were 1,352.5911 shares of Series F Preferred Stock issued, convertible into 13,525,911 shares of the Company's common stock.

        (4)As of February 15, 1996 there were 48,000 shares of Series H Preferred Stock issued with a face value of $6,000,000. The Series H Preferred Stock is convertible into shares of the Company's common stock at a conversion price equal to the greater of the market value of the Company's common stock at the time of conversion, or $2.00. Assuming a February 15, 1996 conversion date, the conversion price would have been $2.72.

        (5)As of February 15, 1996 there were 6,750 shares of Series I Preferred Stock issued, convertible into 1,350,000 shares of the Company's common stock.

        (6)As of February 15, 1996 there were 100 shares of Series L Preferred Stock issued, convertible into 5,000,000 shares of the Company's common stock. The Company issued the shares of Series L Preferred Stock as collateral for the Company's obligations to E. Carl Anderson, Jr. (See "Management's Discussion and Analysis or Plan of Operation - Liquidity and Capital Resources").

        (7)As of February 15, 1996 there were 40,000 shares of Series M Preferred Stock issued, convertible into 400,000 shares of the Company's common stock. Twenty five thousand shares of the Series M Preferred Stock were issued to Scolaro Shulman as security for the Company's obligation to Scolaro Shulman for legal services rendered. See "ELECTION OF BOARD OF DIRECTORS--Certain Relationships and Related Transactions with Management and Others."

        (8)The Company initially agreed to issue to Stellar 16,759,038 shares of the Company's common stock which was subsequently increased to 17,759,038. The Company issued 1,280 shares of its Series F Preferred Stock to Stellar in partial satisfaction of such obligation to issue shares and, by issuing the Series F, the Company was relieved of its obligation to issue

12,800,000 shares of common stock to Stellar. The Company assumed obligations of Stellar thereby reducing its obligation to issue an additional 2,126,000 shares of common stock. See "Business of the Company - Acquisition of TSSN"). The balance of the 17,759,038 shares that the Company agreed to issue to Stellar, 2,833,038, remain to be issued by the Company to Stellar.

        (9)The Company agreed to acquire certain assets of WinSat Communication Corporation ("WinSAT") in exchange for preferred stock convertible into 230,000 shares of the Company's common stock.

        (10)As of February 15, 1996 the Company had issued its 8.5% Convertible Debentures Due October 31, 1996 and thereafter with a face value of $4,490,000. The holders of the Convertible Debentures can convert the debenture into the Company's common stock at 50%-57.5% of the market price of the Company's common stock. The market price of the Company's common stock, as of February 15, 1996, was $2.72 (this price represents the stock's closing price for February 15, 1996).






                                                                               .

                              EVRO CORPORATION

            CONDENSED PROFORMA COMBINING STATEMENT OF OPERATIONS
              WITH THE SPORTS & SHOPPING NETWORK, INC. ("TSSN")

                    FOR THE YEAR ENDED DECEMBER 31, 1994


The Condensed Proforma Combining Statement of Operations shown below for the year ended December 31, 1994 has been prepared as if EVRO had been acquired by TSSN as of the beginning of the fiscal year, adjusted to reflect an increase in amortization resulting from goodwill recorded in the merger. The proforma weighted average number of shares used to compute the proforma loss per share was based on the actual number of EVRO shares outstanding for the year ended December 31, 1994 increased by the number of common shares issued to STELLAR (500,000 shares) adjusted for the effect of a November 30, 1994 change in the number of issued shares of TSSN held by STELLAR.


                                              EVRO                  TSSN               Adjustments          Combined
                                              ----                  ----               -----------          --------
Sales and Revenues                        $ 1,080,991          $    48,898            $                   $ 1,129,889

Cost of Sales and Revenues                    582,186               73,325                                    655,511
                                          -----------            ---------            -----------         -----------
Gross Margin                                  498,805              (24,427)                                   474,378

Operating Expenses                          2,648,027            1,597,712                146,015           4,391,754
                                          -----------            ---------            -----------         -----------
Operating Loss of
Continuing Operations                      (2,149,222)          (1,622,139)              (146,015)         (3,917,376)

Other Income (Expenses)                      (149,132)             (81,024)                                  (230,156)
                                          -----------            ---------            -----------         -----------
Net Loss from Continuing
Operations                                $(2,298,354)         $(1,703,163)           $  (146,015)        $(4,147,532)
                                          ===========          ===========            ===========         ===========

Net Loss Per Share                                                                                        $     (2.40)
                                                                                                          ===========

Average Number of
Common Shares
Outstanding                                                                                                 1,726,172
                                                                                                          ===========





                                  SCHEDULE "B"

                       The Sports & Shopping Network,Inc.

                              Financial Statements

                For the Years Ended December 31, 1994, and 1993

                       And For the Period From Inception

                 (December 16, 1992) Through December 31, 1992













                                  Schedule "C"

                          TIMOTHY M. HOHL COMPANY P.A.
                          CERTIFIED PUBLIC ACCOUNTANT


4104 W. LINEBAUGH AVENUE, SUITE 201               MEMBERS OF:
TAMPA, FLORIDA 33624                                  AMERICA INSTITUTE OF CPA'S
(813) 960-9803   FAX (813) 960-9802                   FLORIDA INSTITUTE OF CPA'S
                                                      SEC PRACTICE SECTION


                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
The Sports & Shopping Network, Inc.

We have audited the accompanying consolidated balance sheet of The Sports & Shopping Network, Inc. (a development stage Company) as December 31, 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended December 31, 1994, and December 31, 1993, and for the period from inception (December 16, 1992) through December 31, 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Sports & Shopping Network, Inc. as of December 31, 1994, and the results of its operations and its cash flows for the years ended December 31, 1994, and December 31, 1993, and for the period from inception (December 16, 1992) through December 31, 1992, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring operating losses and has a working capital deficiency. These conditions raise substantial doubt about the company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Timothy M. Hohl Company P.A.

May 13, 1995

                      THE SPORTS & SHOPPING NETWORK, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                 (A SUBSIDIARY OF THE STELLAR COMPANIES, INC.)

                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1994




                          Assets

   Current Assets:
   Cash                                                                            $         67
   Accounts receivable                                                                        0
   Inventories                                                                          172,919
   Prepaid royalty fees and deposits                                                     50,482
                                                                                   ------------
    Total current assets                                                                223,468
                                                                                   ------------

   Other assets, net of accumulated amortization of $33,186                             323,465
                                                                                   ------------
      Total assets                                                                 $    546,933
                                                                                   ============

        Liabilities and Stockholders' Equity

   Current Liabilities:
   Accounts payable and accrued liabilities                                        $    333,396
   Due parent company                                                                   125,271
                                                                                   ------------
      Total current liabilities                                                         458,667
                                                                                   ------------

   Stockholders' Equity:
   Common stock, par value $.000082918, 60,300,000 shares authorized
     and 59,734,634 shares issued and outstanding                                         4,953
   Additional paid in capital                                                         3,490,823
   Deficit accumulated during the development stage                                  (3,407,510)
                                                                                   ------------
      Total stockholders' equity                                                         88,266
                                                                                   ------------

      Total liabilities and stockholders' equity                                   $    546,933
                                                                                   ============

The accompanying notes are an integral part of the Consolidated Financial Statements

                      THE SPORTS & SHOPPING NETWORK, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                 (A SUBSIDIARY OF THE STELLAR COMPANIES, INC.)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993,
                       AND FOR THE PERIOD FROM INCEPTION
                   (DECEMBER 16, 1992) THROUGH DECEMBER 1992


                                                              1994                1993            1992                TOTAL
                                                              ----                ----            ----                -----
   Sales                                                 $     48,898        $     91,921        $ 15,357         $    156,176
   Other Income                                                                   100,006                              100,006
                                                         ------------        ------------        --------         ------------
     Total Revenues                                            48,898             191,927          15,357              256,182
                                                         ------------        ------------        --------         ------------

   Cost of Sales                                               73,325              97,657           8,307              179,289
   Selling, General & Administrative                          447,712             818,790          10,341            1,276,843
   Management and Accounting Services
     Provided by Parent                                     1,150,000             976,536                            2,126,536
   Interest Expense                                            81,024                                                   81,024
                                                         ------------        ------------        --------         ------------
     Total Costs                                            1,752,061           1,892,983          18,648            3,663,692
                                                         ------------        ------------        --------         ------------

   Loss before benefit from income taxes                   (1,703,163)         (1,701,056)         (3,291)          (3,407,510)
   Income Taxes                                                     0                   0               0                    0
                                                         ------------        ------------        --------         ------------

   Net loss                                              $ (1,703,163)       $ (1,701,056)       $ (3,291)        $ (3,407,510)
                                                         ============        ============        ========         ============


The accompanying notes are an integral part of the Consolidated Financial Statements

                      THE SPORTS & SHOPPING NETWORK, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                 (A SUBSIDIARY OF THE STELLAR COMPANIES, INC.)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993
                       AND FOR THE PERIOD FROM INCEPTION
                 (DECEMBER 16, 1992) THROUGH DECEMBER 31, 1992



                                                                                                   DEFICIT
                                                                                                 ACCUMULATED
                                                           COMMON STOCK             ADDITIONAL      DURING
                                                           ------------              PAID IN      DEVELOPMENT
                                                      SHARES            -$-          CAPITAL         STAGE                TOTAL
                                                      ------            ---          -------         -----                -----
   Balance, December 16, 1992                                         $     0     $         0    $          0         $          0

   5,000 shares issued                                  5,000           5,000                                                5,000

   Net loss, December 16, 1992
     through December 31,1992                                                                          (3,291)              (3,291)

   Contribution by STELLAR                                                              1,229                                1,229
                                                   ----------         -------     -----------    ------------         ------------

   Balance, December 31, 1992                           5,000           5,000           1,229          (3,291)               2,938

   Goodwill recognized                                                                  2,158                                2,158

   Net loss for year ended
     December 31, 1993                                                                             (1,701,056)          (1,701,056)

   Contribution by STELLAR                                                          1,321,790                            1,321,790
                                                   ----------         -------     -----------    ------------         ------------

   Balance, December 31, 1993                           5,000           5,000       1,325,177      (1,704,347)            (374,170)

   Adjustment pursuant to stock split              54,995,000            (440)            440                                    0

   Exercise of warrants                               356,500              30         178,220                              178,250

   Sale of common stock                               630,000              52         244,948                              245,000

   Common stock issued in satisfaction
     of note payable to STELLAR                     1,729,908             144       1,338,560                            1,338,704

   Common stock issued in satisfaction
     of advances made by STELLAR                    2,018,226             167         403,478                              403,645

   Net loss for year ended
     December 31, 1994                                                                             (1,703,163)          (1,703,163)
                                                   ----------         -------     -----------    ------------         ------------

   Balance, December 31, 1994                      59,734,634         $ 4,953     $ 3,490,823    $ (3,407,510)        $     88,266
                                                   ==========         =======     ===========    ============         ============



The accompanying notes are an integral part of the Consolidated Financial Statements

                      THE SPORTS & SHOPPING NETWORK, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                 (A SUBSIDIARY OF THE STELLAR COMPANIES, INC.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993,
                       AND FOR THE PERIOD FROM INCEPTION
                 (DECEMBER 16, 1992) THROUGH DECEMBER 31, 1992




                                                                   1994              1993              1992           Total
                                                                   ----              ----              ----           -----
Cash flows used by operating activities:
   Net loss                                                    $(1,703,163)    $ (1,701,056)       $  (3,291)    $ (3,407,510)
                                                               -----------     ------------        ---------     ------------
Adjustments to reconcile net loss to net cash
  used by operating activities:
   Depreciation and amortization                                    33,186           32,547            1,893           67,626
   (Increase) decrease in accounts receivable                        5,729             (384)          (5,345)               0
   (Increase) decrease in inventories                               81,047         (481,399)          (3,900)        (404,252)
   (Increase) decrease in prepaid royalty fees
   and deposits                                                      4,740          (55,222)                          (50,482)
   (Increase) in other assets                                                        (4,759)            (932)          (5,691)
   Increase in accounts payable and
     accrued liabilities                                           199,009           82,106          (28,880)         252,235
   Decrease in unearned royalties                                                  (100,000)                         (100,000)
                                                               -----------     ------------        ---------     ------------
Total adjustments                                                  323,711         (527,111)         (37,164)        (240,564)
                                                               -----------     ------------        ---------     ------------
   Net cash used by operating activities                        (1,379,452)      (2,228,167)         (40,455)      (3,648,074)
                                                               -----------     ------------        ---------     ------------

Cash flows used in investing activities:
   Purchase of property and equipment                              (62,152)                                           (62,152)
   Proceeds from sale of equipment, patents and
      proprietary technology                                                                         350,000          350,000
   Purchase of Microsonics International, Inc.                                                      (310,694)        (310,694)
   Purchase of Centennial Sports Promotions, Inc.                                   (25,870)                          (25,870)
   Contractual obligation due Brander                                               (20,000)         (30,000)         (50,000)
                                                               -----------     ------------        ---------     ------------
   Net cash used in investing activities                           (62,152)         (45,870)           9,306          (98,716)
                                                               -----------     ------------        ---------     ------------

Cash flows from financing activities:
   Proceeds from issuance of common stock                          423,250                             5,000          428,250
   Contribution by STELLAR                                                        1,321,790            1,229        1,323,019
   Working capital provided by STELLAR                           1,017,472          948,127           29,989        1,995,588
                                                               -----------     ------------        ---------     ------------
   Net cash provided by financing activities                     1,440,722        2,269,917           36,218        3,746,857
                                                               -----------     ------------        ---------     ------------

Net increase (decrease) in cash                                       (882)          (4,120)           5,069               67
Cash at beginning of period                                            949            5,069                0                0
                                                               -----------     ------------        ---------     ------------

Cash at end of period                                          $        67     $        949        $   5,069     $         67
                                                               ===========     ============        =========     ============

Interest paid                                                  $    81,024     $          0        $       0     $          0
                                                               ===========     ============        =========     ============

Taxes paid                                                     $         0     $          0        $       0     $          0
                                                               ===========     ============        =========     ============

The accompanying notes are an integral part of the Consolidated Financial Statements

                      THE SPORTS & SHOPPING NETWORK, INC.
                         (A Development Stage Company)
                 (A Subsidiary of The STELLAR Companies, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.  Basis of Accounting - The consolidated financial statements of The Sports
& Shopping Network, Inc. (the "Company" and "TSSN") and its majority owned subsidiaries, Centennial Sports Promotions, Inc. ("Centennial"), International Sports Collectibles, Inc. ("Collectibles") and Microsonics International, Inc. ("Microsonics") have been presented on the basis that they are a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company and its subsidiaries, all considered to be in the development stage as defined in Financial Accounting Standard No. 7, have incurred operating losses of $1,701,000 and $1,703,000 during the years ended December 31, 1993 and 1994, respectively, which have adversely reduced the Company's liquidity and working capital. At December 31, 1994, the Company had current assets of $223,000 and current liabilities of $459,000, or a working capital deficit of $236,000. As more fully discussed below, management of the Company believes that it has put into place a business plan that will provide for positive operating results and allow for the settlement of its liabilities in a timely manner, however, should existing creditors demand immediate payment, at the present time the Company does not have a readily available source of additional capital nor a source of long term financing to allow for the repayment of those creditors. Although the Company has plans in process which it believes will allow it to obtain additional capital and other financing, there can be no assurance that such plans will be implemented successfully.

TSSN is engaged in the development of a television shopping network specializing in the marketing of sports memorabilia, apparel and related sports products through satellite, television broadcast stations and cable networks. The Company plans to attain future profitable operations by developing (1) sources of supply of products that it will sell at retail; (2) the ability to produce and broadcast related television programming; and (3) a distribution network for such programming either internally or by acquisition of one or more businesses.

2. Background and Organization - TSSN was incorporated under the laws of the State of Florida on December 16, 1992.

In December 1992, the Company entered an agreement which provided for the Company to adopt a Plan of Merger with The STELLAR Companies, Inc. ("STELLAR"). The December 1992 Agreement was superseded by a Stock For Stock Agreement dated January 21, 1993, pursuant to which, on January 25, 1993, STELLAR issued 95,000 common shares in exchange for all of the issued and outstanding shares of TSSN.

                      THE SPORTS & SHOPPING NETWORK, INC.
                         (A Development Stage Company)
                 (A Subsidiary of The STELLAR Companies, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.  Summary of Significant Accounting Policies:

Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries, Centennial, Collectibles and Microsonics. All significant intercompany accounts and transactions have been eliminated.

Inventories - Inventories are carried at the lower of cost (determined on a first in, first out basis) or market.

Depreciation - Furniture, fixtures and equipment are depreciated over their estimated useful lives of 5 to 7 years using the straight line method.

Amortization - Proprietary technology is being amortized over ten years which is the estimated life of the related products. Goodwill is being amortized over ten years, the estimated market life of the acquired trademarks. Other assets are being amortized over five to twenty years. The Company has adopted the policy to periodically review and evaluate whether there has been permanent impairment in the value of its intangible assets, which review includes factors such as current market conditions and trends relating to the Company and its product lines.

Income Taxes - The provision (benefit) for income taxes is based on pretax earnings (loss) reported in the consolidated financial statements, adjusted for transactions that may never enter into the computation of income taxes payable. A deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences in the recognition of income and expenses for financial statement and income tax purposes and net operating loss carryforwards. Deferred tax assets are reduced, if necessary, by the amount of any tax assets that are not expected to be realized. No benefit for income taxes has been recognized for the years ended December 31, 1994, and 1993, as the Company has not yet established its operations.

The Company and its subsidiaries file separate income tax returns.

4. Significant Transactions - As of December 31, 1993, STELLAR contributed the stock of International Sports Collectibles, Inc. and Microsonics International, Inc., wholly owned subsidiaries, and Centennial Sports Promotions, Inc., an 80% owned subsidiary to TSSN, thereby causing the three companies to become subsidiaries of TSSN. TSSN recorded the stock contribution of each company at a value equal to STELLAR's basis in each subsidiary. This

                      THE SPORTS & SHOPPING NETWORK, INC.
                         (A Development Stage Company)
                 (A Subsidiary of The STELLAR Companies, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


4.  Significant Transactions (cont.)
transaction has been accounted for in a manner similar to a pooling of interests because of the common ownership of each subsidiary and for enhanced comparability. Accordingly, the accounts of each subsidiary have been included in the consolidated financial statements of TSSN from December 16, 1992, the date of inception of TSSN, or from their respective dates of acquisition by STELLAR, if later. The operating losses of each subsidiary for the period from December 16, 1992, or from their respective dates of acquisition by STELLAR, to December 31, 1993, were funded by capital contributions by STELLAR which have been recorded as additional paid in capital.


Purchase of Microsonics International, Inc. ("Microsonics") - On November 19, 1992, STELLAR purchased the outstanding capital stock of Microsonics International, Inc., a Florida corporation for cash of $115,000, related costs of $10,694, and the assumption of certain liabilities of the seller aggregating $185,000. Microsonics owned certain assets for the manufacture and marketing of microphonograhic and microrecord products. The excess purchase price over and above the net assets acquired $(235,219) was allocated to proprietary technology, which is being amortized over ten years, the estimated life of the related products which the Company intends to market.

Sale of Microsonics Assets - On December 18, 1992, Microsonics, pursuant to an Asset Purchase Agreement, sold its furniture and equipment, together with certain rights, title and interest in certain patents and processes associated therewith for $250,000 cash and a royalty of 2% of net revenues on all sales and licensing revenue of or from microphonograph players and microrecord players up to a maximum of $1 million. The Company retained the proprietary rights to the related technology to be used in the sale of "notable figure" cards, "notable item" cards and related players. Microsonics utilized the cost recovery method of accounting which resulted in no gain or loss being reported from this transaction.

On April 4, 1993, Microsonics assigned all of its right, title and interest in and to payments of royalties pursuant to the Asset Purchase Agreement to STELLAR. STELLAR pledged its right, title and interest in and to payments of such royalties as security to $2,000,000 of promissory notes issued pursuant to a private placement offering dated March 31, 1993.

Purchase of Sports Memorabilia - On November 19, 1992, STELLAR entered into an agreement, as amended, with Norman K. Brander ("Brander"), a founder, former officer and former director of STELLAR, to acquire the issued and outstanding capital stock in a newly formed Florida

                      THE SPORTS & SHOPPING NETWORK, INC.
                         (A Development Stage Company)
                 (A Subsidiary of The STELLAR Companies, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.  Significant Transactions (cont.)
corporation into which Brander contributed sports memorabilia having an estimated retail value of $500,000 in exchange for 500,000 shares of common stock of STELLAR and cash of $100,000 of which $50,000 remains to be paid to Mr. Brander. Stellar recorded the amount due to Mr. Brander as a dividend payable. No value was assigned to the Sports Memorabilia as Brander had a nominal basis in the inventory. The transaction was closed on January 11, 1993.

On June 21, 1993, STELLAR incorporated a new wholly owned subsidiary, International Sports Collectibles, Inc. STELLAR contributed the sports memorabilia, together with the related contractual obligation to Collectibles.

Purchase of Centennial Sports Promotions, Inc. ("CSP") - On January 1, 1993, STELLAR entered into a Stock Purchase Agreement pursuant to which, on January 7, 1993, STELLAR purchased 80% of the issued and outstanding capital stock of CSP for $155,000 payable as follows: $25,000 in cash and $130,000 in common stock of STELLAR (130,000 common shares). The full purchase price of $155,000, together with related legal and closing costs aggregating $870 were recorded as goodwill, which is being amortized over ten years, the estimated market life of the trademarks which were acquired in the acquisition of CSP. CSP is engaged in the business of marketing sports apparel and related promotional items.

Transfer of inventory and liabilities to STELLAR - During 1994, Brander raised certain claims with respect to inventory of the company held in part by Brander. Due to the claims outstanding, the Company transferred the inventory of sports memorabilia and lithographs of jazz greats at a cost of $231,333, together with liabilities of $73,365 to STELLAR which was offset against $157,968 of advances from STELLAR.

5. Inventories - As of December 31, 1994 , the components of inventory were as follows:


        Sports memorabilia                                         $ 158,341
        Cager Classic apparel                                         14,578
                                                                   ---------
                                                                   $ 172,919
                                                                   =========

                      THE SPORTS & SHOPPING NETWORK, INC.
                         (A Development Stage Company)
                 (A Subsidiary of The STELLAR Companies, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.  Inventories (cont.)
The inventory of sports memorabilia has been pledged as security for $2,000,000 of promissory notes issued by STELLAR pursuant to a private placement offering Dated March 31, 1993.

6. Other Assets - Other assets as of December 31, 1994, are comprised of the following:

                                                                     1994
                                                                  ----------
        Deposit on production set                                  $  61,702
        Proprietary technology                                       130,661
        Goodwill                                                     126,421
        Other                                                          4,681
                                                                   ---------
                                                                   $ 323,465
                                                                   =========


7. Income Taxes - The provision (benefit) for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to pretax income as a result of the following differences at December 31:

                                                                      1994                 1993
                                                                   ---------             ---------
        Income tax provision (benefit), at 34%                     $(579,075)            $(578,359)
        Increase (decrease) in rates resulting from:
        Non-deductible items                                           1,201                 3,714
        State and local taxes, net                                   (61,697)              (61,749)
        Valuation allowance for recognized
          deferred tax assets                                        639,571               636,394
                                                                   ---------             ---------
        Effective tax rates                                        $     -0-             $     -0-
                                                                   =========             =========

                      THE SPORTS & SHOPPING NETWORK, INC.
                         (A Development Stage Company)
                 (A Subsidiary of The STELLAR Companies, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.  Income Taxes (cont.)
         Deferred tax assets are comprised of the following at December 31:

                                                                     1994                  1993
                                                                  ----------             ---------
        Business start-up expenditures                            $1,272,042             $ 634,695
        Depreciation and amortization                                 31,503                29,278
        Loss carryforwards                                           111,887               111,887
                                                                  ----------             ---------
        Gross deferred tax assets                                  1,415,432               775,860
        Deferred tax assets valuation allowance                   (1,415,432)             (775,860)
                                                                  ----------             ---------
        Total deferred tax assets                                 $      -0-             $     -0-
                                                                  ==========             =========

Centennial, acquired in 1993, had a net operating loss carryforward of $ 47,663.

A valuation allowance was established in the same amount as the deferred tax assets acquired because the benefit is more likely than not to be lost.
Certain of the acquired net operating losses are subject to limitations pursuant to provisions of the Internal Revenue Code relating to changes in control. These provisions can significantly limit the amount of net operating losses available for utilization in a particular year depending upon numerous factors, including valuation of the acquired companies. These net operating losses can only be utilized by the acquired companies in a particular year to the extent of the fair market value of the acquired companies on the date of the change of control multiplied by a statutory tax-exempt interest rate, which is approximately 7 percent. The net operating loss carryforwards for U.S. tax purposes expire, if not utilized against future taxable income, beginning 2006 and continue through 2009.

8. Related Party Transactions - During 1994, and 1993, STELLAR billed the Company and its subsidiaries fees for management and accounting services aggregating $1,150,000 in 1994 and $976,536 in 1993, which were charged to Due Parent Company as an advance. Stellar charged the Company for common expenses based on estimated time or charges incurred by Stellar on the Company's behalf. Management asserts that the fees charged to the Company approximate the cost that would have been incurred if TSSN had operated on a stand alone basis.

The Company issued a note payable to STELLAR, as of December 31, 1993 in the amount of $1,258,116 in satisfaction of the balance of the Due Parent Company account. The note provided for interest at 7% per annum and was payable in cash or by the issuance of 1,729,908 (as adjusted for stock split) shares of common stock, at the option of the Company.

                      THE SPORTS & SHOPPING NETWORK, INC.
                         (A Development Stage Company)
                 (A Subsidiary of The STELLAR Companies, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.  Related Party Transactions (cont.)
On November 30, 1994, the Company satisfied the note payable by issuance of 1,729,908 shares of common stock to STELLAR. In addition, the Company issued 2,018,226 shares of common stock in satisfaction of additional advances by STELLAR aggregating $403,645.

9.  Stockholders' Equity

Change in Authorized Shares and Stock Split - On January 13, 1994, the Board of Directors amended the Company's Articles of Incorporation to increase the Company's authorized capital stock from 5,000 shares of common stock to 60,300,000 shares of common stock. The Board of Directors also authorized a stock split of the Company's common stock equal to 11,000 shares for 1 share, and changed the par value from $1.00 per share to $.000082918 per share. All presentations in these financial statements reflect the stock split.

Warrants - On January 15, 1994, the Board of Directors of STELLAR Inc. granted warrants to the holders of certain STELLAR common stock. The warrants entitled the holder to purchase one (1) share of common stock for every two (2) shares of STELLAR common stock held at $.50 per share. Stellar shareholders exercised warrants to purchase 356,000 shares of common stock with cash proceeds of $178,250. All remaining warrants expired on February 18, 1994.

                      THE SPORTS & SHOPPING NETWORK, INC.
                         (A Development Stage Company)
                 (A Subsidiary of The STELLAR Companies, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.  Additional Cash Flow Statement Information -
The non-cash effect of the acquisition of Microsonics and the sale of Microsonics assets during 1992 as follows:


                                                             Acquisition              Sale of Assets
                                                             -----------              --------------
        (Increase) decrease in assets:
          Furniture, Fixtures and Equipment                   (134,079)                    132,186
          Other assets
            Proprietary technology                            (235,219)                     71,892
            Other                                              (45,922)                     45,922
                                                             ---------                   ---------
                                                              (415,220)                   (250,000)
                                                             ---------                   ---------
        Increase in liabilities:
          Accounts payable and accrued liabilities             104,526
          Prepayment of royalty income                                                     100,000
                                                             ---------                   ---------
        Increase (decrease) in cash                          $(310,694)                  $ 350,000
                                                             ==========                  =========



The non-cash effect of the acquisition of Centennial during 1993 as follows:

         Goodwill                                                          $ 155,870
         Due to parent (common stock issued by Stellar)                     (130,000)
                                                                           ---------

                 Cash investment                                           $  25,870
                                                                           =========

                      THE SPORTS & SHOPPING NETWORK, INC.
                         (A Development Stage Company)
                 (A Subsidiary of The STELLAR Companies, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.  Additional Cash Flow Statement Information (cont.) -

The noncash effect of the acquisition of Collectibles in 1993 follows:

         Contractual obligation due to Brander                     $ 100,000
         Due to parent - Declaration of distribution of capital
           by Stellar                                               (100,000)
                                                                   ---------
                                                                         -0-
                                                                   =========

The noncash affect of the transfer of inventories and liabilities to Stellar in 1994 follows:

         Inventory                                                 $ 231,333

         Contractual obligation due to Brander                       (50,000)
         Due to parent                                              (181,333)
                                                                   ---------
                                                                         -0-
                                                                   =========

In connection with the purchase of TSSN by STELLAR, the Company recorded the excess purchase price ($2,158) over the net assets acquired as goodwill with a corresponding credit to additional paid-in capital.

11.  Subsequent Event -

EVRO Corporation - On March 14, 1995, EVRO Corporation (EVRO) acquired 98.35% of the issued and outstanding common stock of the Company from STELLAR in exchange for 16,759,038 shares of EVRO's common stock or 77.1% of the EVRO shares of common stock which will then be issued and outstanding. EVRO issued to STELLAR 500,000 shares of restricted common stock at closing and has agreed to issue the remaining shares following the completion of an increase in EVRO's authorized shares of common stock. EVRO has agreed to offer to acquire the remaining 1.65% of the Company's issued and outstanding common stock which are held by minority shareholders in exchange for an aggregate of 281,418 shares of EVRO's common stock.

                      THE SPORTS & SHOPPING NETWORK, INC.
                         (A Development Stage Company)
                 (A Subsidiary of The STELLAR Companies, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.  Subsequent Event (cont.) -

EVRO has formed a wholly owned subsidiary, Technology Holdings, Inc. ("THI"), which owns all of the assets that were owned by EVRO prior to the TSSN acquisition. Pursuant to such acquisition, the holders of EVRO's common stock, other than STELLAR, will be issued a stock dividend consisting of EVRO's Series D Preferred Stock. EVRO has the right, but not the obligation, to redeem the Series D Preferred Stock in exchange for all of THI's issued and outstanding capital stock.

THI is entitled to receive on an annual basis that number of shares of EVRO's voting common stock ("Special Shares") equal to 20% of the average total assets of THI over a twelve month period (March 14 through the following March 13 each year) divided by Two Dollars ($2.00). THI's right to receive the Special Shares provided is earned pro rata over the applicable twelve month period. Such entitlement would cease upon the redemption of the Series D Preferred Stock. STELLAR has the right to purchase from THI any Special Shares of EVRO's common stock received until June 30, 1997, for an amount equal to the greater of Two Dollars ($2.00) per share or 50% of the bid price of EVRO's then publicly traded stock as of the end of the month preceding STELLAR's exercise of its right to purchase. EVRO is prohibited from pledging, hypothecating or otherwise encumbering its shares of THI's capital stock.

The Series D Preferred Stock contains a special dividend provision that in the event such preferred stock is not redeemed by June 30, 1997, EVRO shall, as of July 1, 1997, declare a stock dividend of its voting common stock payable to the holders of the Series D Preferred Stock equal to the number of shares of common stock held by THI as of June 30, 1997. Additional stock dividends shall be payable to the holders of Series D Preferred Stock each July 1st following July 1, 1997, until EVRO has redeemed its Series D Preferred Stock. The amount of such additional stock dividend shall equal the number of shares of EVRO's common stock transferred to THI during the immediately preceding twelve month period.

The Company is currently seeking to raise additional capital through the sale of the EVRO's capital stock in one or more private equity offerings to primarily fund the TSSN operations. Upon successful completion of the private equity offerings, the Company intends to redeem its Series D Preferred Stock in exchange for all of THI's issued and outstanding capital stock.

                      THE SPORTS & SHOPPING NETWORK, INC.
                         (A Development Stage Company)
                 (A Subsidiary of The STELLAR Companies, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.  Subsequent Event (cont.) -

For financial reporting purposes this transaction will be accounted for as a reverse merger under which the companies will be recapitalized to include the historical financial information of the Company, and the assets and liabilities of EVRO will be revalued to reflect the market value of EVRO's common stock.

American Collectible Network, Inc.

On April 26, 1995, EVRO Corporation ("EVRO") entered into a binding Letter of Intent (which was modified on May 5, 1995) to acquire not less than 80% of America's Collectibles Network, Inc. ("ACN") and to merge ACN into The Sports & Shopping Network, Inc. ("TSSN") in exchange for the requisite number of EVRO's preferred stock which shares shall be convertible into 1,850,000 shares of EVRO's restricted common stock, immediately after the Company increases its authorized shares of common stock. If the merger has not taken place on or before May 31, 1995, then either ACN or EVRO shall have the right to terminate the Letter of Intent. If neither Party has exercised its right to terminate by June 2, 1995, then the Letter of Intent will automatically be extended to June 30, 1995. The Letter of Intent is void after June 30, 1995. The Company expects to account for this transaction as a purchase.

In addition, EVRO has also agreed to provide or cause to be provided approximately $550,000 of working capital to ACN, $50,000 of which is to be advanced within fifteen (15) business days of the date of the Modification of the Binding Letter of Intent. Funding of the remaining working capital commitment is to be provided over the 90 day period immediately following the completion of the merger. In consideration for agreeing to the provisions in the Modification of the Binding Letter of Intent, EVRO paid ACN a $50,000 non-refundable deposit.

                                                                      APPENDIX A


                                EVRO CORPORATION

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 20, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


Each of the undersigned, as the owner(s) as of February 23, 1996, of common stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock, or Series M Convertible Preferred Stock (collectively "Voting Stock") of the EVRO Corporation, a Florida corporation (the "Company") hereby appoints Thomas L. Jensen, Chairman of the Board and O. Don Lauher, and each of them, jointly and severally, as attorney-in-fact and proxy, each with full power of substitution for the limited purpose of voting all shares of the Voting Stock owned by the undersigned at the Special Meeting of Shareholders of the Company to be held at The Radisson Maingate Inn, 7501 W. Irlo Bronson Memorial Highway, Kissimmee, Florida 34747 at 10:00 A.M., March 20, 1996, and at any adjournments thereof, but only in accordance with the following instructions:


If you are unable to attend the meeting personally, the Board of Directors request that you complete and mail this proxy to insure adequate shareholder representations at the Meeting. As this proxy is being solicited by the Board of Directors, you are encouraged to contact any member of the Incumbent Board if you have any question concerning this proxy or the matters referenced herein.

                                                    (Continued on reverse side)

1.  Election of Directors
                                                      Nominees:  Thomas L. Jensen, Stephen H. Cohen,
                                                      D. Jerry Diamond, Donald R. Mastropietro
FOR all nominees    WITHHOLD
listed to the right AUTHORITY                          (Instruction:  To withhold authority to vote for any
(except as marked   to vote for all nominees           individual nominee named above, strike a line through
to the contrary)    listed to the right                the nominee's name:)

                                                      -------------------------------------------------------------------

2.  Amend the Articles of Incorporation to increase the number of authorized shares of common stock from
    2,500,000 to 100,000,000, each with a par value of $.001.

   FOR                                        AGAINST                             ABSTAIN

3.  Amend the Articles of Incorporation to increase the number of authorized shares of preferred stock from 1,250,000 to 25,000,000, each with a par value of $.001..

   FOR                                        AGAINST                             ABSTAIN

4.  Change the Company's name as set forth in the Articles of Incorporation from the EVRO Corporation to Channel America
    Broadcasting, Inc.

   FOR                                        AGAINST                             ABSTAIN

5.  Purchase the fractional shares resulting from a previous one for twenty reverse stock split.

   FOR                                        AGAINST                             ABSTAIN

                                              This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s).  If none of the choices specified in Proposals 1, 2, 3, 4 and 5 shall be marked, the name proxy is authorized and directed to vote FOR the proposals as described therein and
                                              in accordance with that certain Proxy Statement dated        , 1996.
                                                                                                    ------

                                              Dated:                                                               , 1996
                                                    ---------------------------------------------------------------


                                              ---------------------------------------------------------------------------
                                                                     (Signature)


                                              ---------------------------------------------------------------------------
                                                                   (Printed Name)

                                           If signing in a fiduciary or representative capacity, please give full title as such.  If signing as a corporate officer, please give your title and full name of the corporation; or if ownership is in more than one name, each additional owner should sign.
                                           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                           ENVELOPE.
